EXHIBIT 99.4

                              AMENDED AND RESTATED

                                  AGREEMENT OF

                               LIMITED PARTNERSHIP

                                       OF

                              JAMESTOWN 1290, L.P.

      THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (this "Agreement"), dated as of May 16, 2002, of JAMESTOWN 1290, L.P., a Delaware limited partnership (the "Partnership"), by and among JT 1290 CORP., a Georgia corporation ("General Partner" or "JT Corp"), JAMESTOWN 1290 PARTNERS, a Georgia general partnership ("Jamestown Partners", and AP-1290 PARTNERS LLC, a Delaware limited liability company ("AP-1290"); AP-1290 and Jamestown Partners are collectively the "Limited Partners"). The General Partner and the Limited Partners are sometimes herein collectively referred to as the "Partners".

                                   Background

      WHEREAS, the Partnership was formed on April 16, 2002 pursuant to that certain Certificate of Limited Partnership of JAMESTOWN 1290, L.P.; and

      WHEREAS, the Partnership is the Purchaser under a certain Amended and Restated Purchase Agreement (as hereinafter amended, the "Purchase Agreement") dated as of May 7, 2002, pursuant to which the Partnership has agreed to acquire, and Metropolis Realty Trust, Inc. (the "Seller") has agreed to sell to the Partnership, those certain plots, pieces and parcels of land (collectively, the "Land") commonly known as 1290 Avenue of the Americas, New York, New York, and more particularly described in Schedule A, together with the buildings and other improvements located on the Land (the building located on the Land being referred to as the "Building"; the Building and the Land being collectively referred to as the "Property"); and

      WHEREAS, the General Partner, Jamestown Partners and AP-1290 are parties to the Agreement of Limited Partnership of JAMESTOWN 1290, L.P. dated as of April 16, 2002 (the "Original Partnership Agreement"), and the General Partner, Jamestown Partners and AP-1290 hereby desire to amend and restate the Original Partnership Agreement in its entirety in accordance with the terms and conditions of this Agreement;

      NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and other good and valuable consideration, the parties hereto agree as follows:

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                                    SECTION I
                               GENERAL PROVISIONS

      1.01. Existence and Filings. The Partners hereby agree to continue the Partnership as a limited partnership under and pursuant to the Revised Uniform Limited Partnership Act of the State of Delaware, 6 Del. c. ss. 17-101 et seq., as amended from time to time (the "Act"). This Agreement shall constitute the agreement of limited partnership among the Partners. The General Partner shall execute, deliver and file any and all certificates, documents and instruments, in each case with the Delaware Secretary of State or otherwise as appropriate, and shall make such other filings as may be required under the Act or the laws of any other jurisdiction in which the Partnership shall carry on its business. The Partners agree to execute such documents and to take such other action as may from time to time be deemed necessary or appropriate by the General Partner
(a) under the Laws of the State of Delaware with respect to the formation, operation and continued good standing of the Partnership as a limited partnership, and (b) under the laws of the State of New York or the laws of any other jurisdiction to qualify to do business in such state or to otherwise carry on the business of the Partnership.

      1.02. Name. The business of the Partnership shall be conducted under the name of JAMESTOWN 1290, L.P. or such other name as may be designated by the General Partner, subject to the reasonable consent of the Limited Partners.

      1.03. Term. The term ("Term") of the Partnership shall commence as of the date of filing of the Certificate, and shall continue until the earlier of (a) December 31, 2022, or (b) the dissolution, liquidation and termination of the Partnership pursuant to the provisions of Section X.

      1.04. Business Purpose and Powers.

      (a) Purpose. The sole purpose of the Partnership is to acquire, own, manage, develop, condominiumize, operate, improve, build upon, rehabilitate, alter, lease, license, repair, finance or refinance, securitize, sell and otherwise deal with and dispose of the Property and to engage in any and all activities necessary, appropriate or advisable thereto, including entering into the First Mortgage Loan. The Partnership shall not engage in any business or own any assets other than those related to the Property or otherwise in furtherance of the purpose of the Partnership. So long as the First Mortgage Loan remains outstanding, the Partnership shall not incur any indebtedness other than the First Mortgage Loan or any refinancing thereof and debt incurred in the ordinary course of the Partnership's business in connection with the operation of the Property.

      (b) Powers. The Partnership shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, incidental or convenient to, or for the furtherance of, the purpose set forth in Section 1.04(a) above, including, without limitation, the power:

      (i) To conduct its business, carry on its operations and have and exercise the powers granted to a limited partnership pursuant to the Act in any state, territory, district or possession of


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the United States, or in any foreign country that may be necessary, appropriate, proper, advisable, incidental or convenient to the accomplishment of the purpose of the Partnership;

      (ii) To acquire the Property and to take all action as may be required for the Partnership to satisfy all of its obligations and duties under the Purchase Agreement;

      (iii) To, either directly or indirectly, lend money, to invest and reinvest its funds, and to take and hold real, personal and mixed property, either directly or indirectly, as security for the payment of funds loaned or invested, in each case to the extent necessary, appropriate, proper, advisable, incidental or convenient to the accomplishment of the purpose of the Partnership; and

      (iv) To enter into and execute the Management Agreement and Leasing Agreement;

      (v) Subject to the other terms of this Agreement, to conduct all activities determined by the General Partner to be necessary, appropriate, proper, advisable, incidental or convenient to the accomplishment of the purposes of the Partnership.

      1.05. Compliance.

      (a) Principal Place of Business. The principal place of business of the Partnership shall be located c/o JAMESTOWN, Two Paces West, Suite 1600, 2727 Paces Ferry Road, Atlanta, Georgia 30339, or at such other location as may hereafter be determined by the General Partner. The General Partner shall notify each other Partner in writing of any change in the principal place of business of the Partnership.

      (b) Office and Agent. The Partnership shall at all times maintain a registered agent and office in the State of Delaware. The registered office of the Partnership in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, in New Castle County. The Partnership's registered agent for service of process in the State of Delaware is The Corporation Trust Company. The General Partner may change the Partnership's registered office and/or registered agent from time to time as permitted under the Act. The General Partner shall notify each other Partner in writing of any change in the Partnership's registered office and registered agent for service of process.

      1.06. Partners.

      (a) The General Partner of the Partnership is JT Corp. Except as expressly provided in this Agreement, no other Person (as hereinafter defined) shall be admitted as an additional or substitute General Partner of the Partnership.

      (b) The Limited Partners of the Partnership are AP-1290 and Jamestown Partners. Except as expressly provided in this Agreement, no other Person shall be admitted as an additional or substitute Limited Partner of the Partnership.


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                                   SECTION II
                               CERTAIN DEFINITIONS

      For purposes of this Agreement, the following terms shall have the following meanings:

      "Act" has the meaning set forth in Section 1.01 of this Agreement.

      "Additional Capital Loans" means, with respect to each Partner any Loans made by such Partner pursuant to Section 3.01(b) which do not constitute Shortfall Loans.

      "Additional Capital Loan Interest" means, with respect to each Partner, at any moment in time, for any fiscal period in question, a return on its weighted average Unrecovered " Loan during such fiscal period equal to 10% per annum (with no compounding). The Additional Capital Loan Interest shall be computed on the basis of a 360-day year with twelve 30-day months.

      "Affiliate" means, with reference to a Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with the first Person.

      "Agreement" means this Amended and Restated Agreement of Limited Partnership, as the same may be amended, supplemented or modified from time to time.

      "AP-1290" has the meaning set forth in the Preamble.

      "Approved Budget" shall mean the Partnership budgets as approved by the Partners in accordance with this Agreement.

      "Call Notice" has the meaning set forth in Section 3.01(b)(ii).

      "Capital Account" has the meaning set forth in Section 3.02(a).

      "Capital Event Distribution Threshold" means an amount equal to $250,000,000 for Capital Transactions occurring from and after the date hereof through and including December 31, 2009. Thereafter, the Capital Event Distribution Threshold shall be increased by $25,000,000 at January 1 of each succeeding calendar year.

      "Capital Transaction" means a sale of a portion of the Property, or an interest therein, a financing, refinancing, insurance award, partial condemnation, easement, sale or other transaction which, in accordance with generally accepted accounting principles, consistently applied, is treated as a capital transaction.

      "Certificate" means the Certificate of Limited Partnership of the Partnership, as the same may be amended, supplemented or modified from time to time.


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      "Class A Capital Event Additional Distribution Amount" means, with respect to the Class A Limited Partner, at any moment in time, an amount equal to 77.207% of the amount shown on Schedule B for the year in which the relevant Capital Transaction occurs.

      "Class A Limited Partner" means Jamestown Partners initially, or any other Person which hereafter holds the Class A Limited Partnership Interest in accordance with the terms hereof.

      "Class A Limited Partnership Interest" means the Partnership Interest held by the Class A Limited Partner.

      "Class A Preferred Return" means, with respect to the General Partner and the Class A Limited Partner, in the aggregate at any moment in time, for any fiscal period in question, a return equal to $23,975,000 per annum (the "initial Class A Preferred Return Amount") on their Initial Capital. This Class A Preferred Return is intended to be cumulative. The Class A Preferred Return shall be pro-rated for partial years based on the actual number of days elapsed, and shall be reduced after each distribution of capital is made to the Class A Limited Partner under Section 5.02(d) by an amount determined by multiplying the initial Class A Preferred Return Amount by a fraction, the numerator of which is the amount by which the Class A Limited Partner's and the General Partner's Unrecovered Initial Capital Loan has been reduced by such distribution of capital and the denominator of which is the Class A Limited Partner's Initial Capital.

      "Class A Replacement Capital Loan Interest" means, at any moment in time, for any fiscal period in question, a return on the Class A Limited Partner's weighted average Unrecovered Replacement Capital Loan during such fiscal period, equal to 8.26% per annum (with no compounding). The Class A Replacement Capital Return Loan Interest shall be computed on the basis of the Euro-Method.

      "Class B Capital Event Additional Distribution Amount" means, with respect to the Class B Limited Partner, at any moment in time, an amount equal to 22.793% of the amount shown on Schedule B for the year in which the relevant Capital Transaction occurs.

      "Class B Limited Partner" means AP-1290 initially, or any other Person which hereafter holds the Class B Limited Partnership Interest in accordance with the terms hereof.

      "Class B Limited Partnership Interest" means the Partnership Interest held by the Class B Limited Partner.

      "Class B Preferred Return" means, with respect to the Class B Limited Partner, at any moment in time, for any fiscal period in question, a return equal to $6,925,000 per annum (the "initial Class B Preferred Return Amount") on its Initial Capital. This Class B Preferred Return is intended to be cumulative. The Class B Preferred Return shall be pro-rated for partial years based on the actual number of days elapsed, and shall be reduced after each distribution of capital is made to the Class B Limited Partner under Section 5.02(f) by an amount determined by multiplying the initial Class B Preferred Return Amount by a fraction, the numerator of which is the amount by which the Class B Limited Partner's Unrecovered Initial Capital has been reduced


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

by such distribution of capital and the denominator of which is the Class B Limited Partner's Initial Capital.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Contributing Partner" has the meaning set forth in Section 3.02(b)(iii).

      "Control" and "Controlled by" mean the ability, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise (including by being the general partner, managing member, officer or director of the Person in question), to (i) direct or cause the direction of the management and policies of an entity, or (ii) conduct the day-to-day business operations of a Person. A Person or Persons shall be deemed to direct or cause the direction of the management and policies of a Person (and accordingly satisfy clause (i) of the foregoing test for "Control") if the consent or approval of such Person(s) shall be required with respect to major decisions concerning such entity.

      "Designated Representatives" of the Partners shall mean the individuals set forth on Schedule C to this Agreement, as the same may be modified from time to time in accordance with Section 6.01 or otherwise in writing by the Partners; provided, however, that the number of Designated Representatives shall not be increased or reduced without the written approval of the General Partner.

      "Euro-Method" shall have the meaning ascribed to such term in Section 5.04 hereof.

      "Event of Withdrawal" means, with respect to any Partner, the death, incapacity, dissolution, withdrawal, insolvency or bankruptcy of such Partner. For the purposes of this Agreement, the "bankruptcy" of a Partner shall be deemed to occur only (i) when such Partner shall file a voluntary petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting (or shall fail to contest) the material allegations of a petition filed against such entity in any such proceeding or shall seek or consent to or acquiesce in the judicial appointment of any trustee, fiscal agent, receiver or liquidator of such entity or of all or any substantial part of its properties or shall take any action looking to its dissolution or liquidation; or (ii) if, within sixty
(60) days after the commencement of an action against such Partner seeking any bankruptcy, reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been dismissed or all orders or proceedings thereunder affecting the operations or the business of such entity stayed, or if the stay of any such order or proceeding thereafter shall be set aside, or if, within sixty (60) days after the judicial appointment, without the consent or acquiescence of such entity, of any trustee, fiscal agent, receiver or liquidator of such entity or of all or any substantial part of its properties, such appointment shall not have been vacated. For purposes of this Agreement, the "insolvency" of a Partner shall be deemed to occur only when such Partner shall make an assignment for the benefit of creditors or shall admit in writing that its assets are insufficient to pay its liabilities as they come due.


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      "First Mortgage Loan" has the meaning set forth in Section XI.

      "First Mortgage Loan Term Sheet" has the meaning set forth in Section XI.

      "General Partner" has the meaning set forth in the Preamble.

      "Initial Capital" means, with respect to each Partner, the amount specified on Schedule D for such Partner; provided, however, that in the even that a Partner contributes less than the amount specified on Schedule D, such Partner's Initial Capital shall be the amount actually contributed or deemed to have been contributed to the Partnership by such Partner, and such Partner's Percentage Interest and Class A Preferred Return or Class B Preferred Return, as the case may be, shall be reduced on a pro rata basis.

      "Interest Rate" has the meaning set forth in Section 3.01(b)(iii).

      "IO Portion" shall have the meaning defined in the First Mortgage Loan Term Sheet.

      "IO Portion Maximum Amount" means an amount equal to $55,000,000.

      "Jamestown Entities" means, collectively, Jamestown Partners, JT Corp and any Partner who is a successor in interest to any Class A Limited Partnership Interest held by any of the foregoing Persons.

      "Jamestown Partners" has the meaning set forth in the Preamble.

      "JT Corp" has the meaning set forth in the Preamble.

      "Leasing Agreement" means that certain Leasing Agreement by and between the Partnership, as owner, and AP Leasing LLC, as leasing agent.

      "Lender" means Morgan Stanley Dean Witter Mortgage Capital Inc. or its successor or assignee under the Mortgage.

      "LIBOR" means the one month the London Interbank Offered Rate as published by the Wall Street Journal on the date of determination (or, if not published on such date, the rate most recently published prior to such date of determination).

      "Limited Partner" has the meaning set forth in the Preamble.

      "Liquidation Event" means the sale or other disposition of all or substantially all of the assets of the Partnership, or any other event resulting in the dissolution and termination of the Partnership in accordance with Section X hereof.

      "Loan Interest Rate" has the meaning set forth in Section 5.04.

      "Management Agreement" means that certain Management Agreement by and between the Partnership, as owner, and JAMESTOWN 1290 Management, L.P., as manager.


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

      "Mortgage" means the Mortgage executed by the Partnership securing the First Mortgage Loan.

      "Mortgage Notes" means the Promissory Note or Notes, other evidences of indebtedness or other payment obligations to be issued by the Partnership evidencing the First Mortgage Loan or the later refinancing of such indebtedness.

      "Net Cash Flow" means, for any fiscal period, (i) any operating receipts of the Partnership for such fiscal period (other than any unapplied security deposits, prepaid rentals or other deposits by any tenant at the Property), plus
(ii) other revenues of the Partnership other than Net Proceeds, less without duplication (iii) (A) any amounts required to pay the costs and expenses (including capital expenditures and reserves) of the Partnership incurred for such fiscal period which are not paid from any Net Proceeds, including, without limitation, leasehold improvements, repairs, leasing commissions and similar items (or reasonable reserves therefor) that are not paid from Net Proceeds, (B) any debt service payments (including amortization) on any Partnership indebtedness (including, but not limited to, the First Mortgage Loan) other than Shortfall Loans, and (C) any increases in the Partnership's reserves (x) as provided for in an Approved Budget or (y) as determined to be necessary by the General Partner in its good faith discretion because of a material adverse change in the Property or the Partnership, plus (iv) any released Partnership reserves, as determined by the General Partner in its reasonable discretion.

      "Net Proceeds" means the net proceeds (including any released reserves) of a Capital Transaction or a Liquidation Event, after payment of (i) the debts and liabilities of the Partnership to the extent paid or satisfied in connection with such transaction, including, without limitation, outstanding loans (including, but not limited to, the First Mortgage Loan) and any accrued interest thereon, (ii) if appropriate, the application of such proceeds to their intended use (e.g., capital or leasehold improvements or repairs (or reserves therefor), or repayment of any outstanding loans), (iii) any and all costs and expenses incurred in connection with the transaction, including, without limitation, attorneys' fees and disbursements, brokerage fees, transfer or similar taxes, any and all reasonable and customary transaction costs, including fees paid to Partners or their Affiliates, including without limitation any sales fee paid pursuant to Section 6.04(c), and, if appropriate, the costs and expenses incurred in connection with the dissolution and liquidation of the Partnership, and (iv) reserves established from time to time in such amounts and for such purposes as the General Partner shall determine in its reasonable discretion.

      "New York Courts" has the meaning set forth in Section 12.03(b).

      "Non-Contributing Partner" has the meaning set forth in Section 3.01(b)(iii).

      "Nonrecourse Parties" has the meaning set forth in Section 12.17.

      "Over Target Amount" has the meaning set forth in Section 5.04.


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

      "Partners" means JT Corp, AP-1290 and Jamestown Partners initially and hereinafter shall include any other Person admitted as a Partner of the Partnership in accordance with this Agreement, for so long as such Person is a Partner under the terms of this Agreement.

      "Partnership" means JAMESTOWN 1290, L.P., a Delaware limited partnership.

      "Partnership Accountant" has the meaning set forth in Section 8.05(b) hereof.

      "Partnership Interest" means, with respect to each Partner, its total economic interest in the Partnership as a Partner, including, without limitation, its right to receive distributions of cash and allocations of income, gain and loss in accordance with this Agreement.

      "Percentage Interest" means, with respect to each Partner, the percentage set forth on Schedule D.

      "Person" means a corporation, an association, a partnership (general or limited), a joint venture, an estate, a trust, a limited liability company, a limited liability partnership, any other legal entity, or an individual.

      "Property" has the meaning set forth in the recitals under the Background section of this Agreement.

      "Purchase Agreement" has the meaning set forth in the recitals under the Background section of this Agreement.

      "Quarterly Distribution Dates" means the 15th day of each January, April, July and October occurring during the term of this Agreement.

      "Regulations" means regulations, proposed regulations, and temporary regulations promulgated under the Code from time to time.

      "Replacement Loans" means any loans made by the Class A Limited Partner pursuant to Section 3.01(c).

      "Seller" has the meaning set forth in the recitals under the Background section of this Agreement.

      "Shortfall Loans" have the meaning set forth in Section 3.01(b).

      "Target Rate" has the meaning set forth in Section 5.04.

      "Term" has the meaning set forth in Section 1.03 of this Agreement.

      "Undistributed Capital Event Distribution Threshold" means the total Capital Event Distribution Threshold less any amount distributed to the Partners pursuant to the terms of Section 5.02(h).


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

      "Unrecovered Additional Capital Loans" means, with respect to each Partner, the total amount of Additional Capital Loans made by such Partner less any principal distributed to such Partner pursuant to the terms of Section 5.02(c).

      "Unrecovered Capital Event Additional Distribution Amount" means, with respect to each Partner, the Class A Capital Event Additional Distribution Amount or the Class B Capital Event Additional Distribution Amount, as applicable, less any capital distributed to such Partner pursuant to the terms of Section 5.02(e) or 5.02(g), as applicable.

      "Unrecovered Initial Capital" means, with respect to each Partner, the total amount of Initial Capital of such Partner less any capital distributed to such Partner pursuant to the terms of Section 5.02(d) or 5.02(f), as applicable.

      "Unrecovered Replacement Capital Loan" means, with respect to the Class A Limited Partner, the total amount of Replacement Capital Loans made by such Partner less any principal distributed to such Partner pursuant to the terms of
Section 5.02(a) or 5.03.

                                   SECTION III
                              CAPITAL CONTRIBUTIONS

      3.01. Capital Contributions.

            (a) (i) Concurrently with the closing of the transactions contemplated by the Purchase Agreement, each Partner shall contribute to the capital of the Partnership the Initial Capital set forth opposite its name on Schedule D in immediately available funds to such account or accounts as may be directed by the General Partner (with the Class A Partner receiving a credit for the Deposit (as defined in the Purchase Agreement)). The obligation of each Partner to make such capital contribution is contingent upon the closing and funding of the First Mortgage Loan and the closing of the transactions contemplated by the Purchase Agreement, and the obligation of each Partner to make such capital contribution is further contingent upon the payment by each other Partner of its Initial Capital hereunder. In the event the Class B Limited Partner causes the Contribution Note (as hereinafter defined) to be delivered to Seller at the closing of the acquisition of the Property, and the Partnership receives a credit against the purchase price of the Property pursuant to Section 4(h) of the Purchase Agreement, the Class B Limited Partner shall be deemed to have contributed an amount equal to the difference between the amount of the Contribution Note credited against the purchase price of the Property and $1,100,000.

                  (ii) The Class B Limited Partner has caused Apollo Real Estate
            Investment Fund, L.P. to execute a promissory note in favor of Seller in the original principal balance of $79,725,000 (the "Contribution Note"), which Contribution Note is being held in escrow. If the Class B Limited Partner fails to contribute all or part of its Initial Capital to the Partnership concurrently with or prior to the closing of the acquisition of the Property, the Partnership has the right to cause the


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            Contribution Note to be delivered to the Seller in payment of a portion of the purchase price of the Property not contributed by the Class B Limited Partner.

            (b) (i) If at any time, and from time to time, the Partnership is in need of additional funds for operational and/or capital needs or to otherwise meet the obligations of the Partnership and, in the good faith determination of the General Partner, the Partnership is unable to obtain such additional funds from institutional third party lenders, then the General Partner shall deliver to the other Partners a written notice of the Partnership's need for such funds.

                  (ii) Each Partner, upon receipt of notice (each a "Call
            Notice") from the General Partner pursuant to subclause (i) of this
            Section 3.01(b), shall thereupon have the right, but not the obligation, to lend the following percentages of the amount set forth in the Call Notice: 77.207% from the General Partner and the Class A Limited Partner, pari passu based on their respective Percentage Interests, and 22.793% from the Class B Limited Partner. Any such Additional Capital Loans shall mature at the earlier of five (5) years or the sale of the property, shall be payable upon maturity prior to any distributions to the Partners, and shall be treated as indebtedness for tax purposes.

                  (iii) Any Partner who has contributed all of its pro rata
            share of any additional capital loans requested by the General Partner in a Call Notice and whose Affiliate Partners have also loaned all of their pro rata share of such loans is called a "Contributing Partner". If any Partner (a "Non-Contributing Partner") fails or elects not to lend any portion of its pro rata share of any additional capital loans requested by the General Partner in a Call Notice, then each Contributing Partner may, but shall not be required to, provide a loan (a "Shortfall Loan") to the Partnership for all or part of the amount of the additional capital loans which any Non-Contributing Partner has failed or elected not to lend. If there shall be a Non-Contributing Partner and more than one Contributing Partner elects to make a Shortfall Loan in respect of the loans which such Non-Contributing Partner has failed or elected not to lend, then, in such event, such Shortfall Loan shall be provided by such electing Contributing Partners pro rata based on their Percentage Interests or in such other proportion as they may agree. If there shall be a Non-Contributing Partner, the additional capital loans made by each Contributing Partner pursuant to Section 3.01(b)(ii) above shall also constitute Shortfall Loans. Each Shortfall Loan shall bear interest and compound monthly at a rate (the "Interest Rate"), determined on the date of the making of such Shortfall Loan, equal to the greater of: 500 basis points above LIBOR or 10%, each such rate shall remain in effect for the applicable Shortfall Loan so long as such Shortfall Loan shall remain outstanding. Shortfall Loans, and interest thereon, shall be repaid prior to any distributions to Partners, except as set forth in Section 5.01(a) and Section 5.01(b), but shall be unconditionally payable prior to any distribution to Partners upon maturity. Payments made in respect of Shortfall Loans shall be deemed first to be repayment


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            of interest accrued on such Shortfall Loans and then to repayment of the principal amount thereof.

            (c) The Class A Limited Partner shall have the right, at any time and from time to time, to make additional capital loans (each, a "Replacement Capital Loans") up to the IO Portion Maximum Amount to enable the Partnership to reduce the outstanding principal balance of the First Mortgage Loan. At no time and in no event shall the sum of (i) the aggregate amount of Unrecovered Replacement Capital Loans and (ii) the outstanding principal balance of the IO Portion exceed the IO Portion Maximum Amount.

            (d) All capital contributions shall be made in cash and not in kind. No Partner shall have any personal liability with respect to the return of any capital contributions made to the Partnership. No Partner shall have the right to withdraw any part of its capital contributions, or receive any distribution of its Partnership Interest or any interest thereon, except as specifically provided in this Agreement. Except as specifically provided in this Agreement, no time has been agreed upon for the return of any Partner's capital contributions. No Partner shall at any time withdraw from the Partnership, except as expressly provided in this Agreement.

            (e) Subject to Sections 3.01(b) and 5.06(b), no Partner shall be required to make any additional capital loans to the Partnership, and no Partner shall be liable for any debts of the Partnership. No Partner shall be required to restore any negative balance in its Capital Account.

      3.02. Capital Accounts.

            (a) A capital account ("Capital Account") shall be maintained for each Partner.

            (b) Each Partner's Capital Account shall be maintained and adjusted in accordance with Treasury Regulation Sections 1.704-1(b) and 1.704-2. Consistent with such Regulations, there shall be credited to each Partner's Capital Account (i) the amount of any cash contributed by such Partner to the capital of the Partnership, (ii) the fair market value of any property contributed by such Partner to the capital of the Partnership (net of any liability secured by such property that the Partnership is considered to assume or take subject to under Section 752 of the Code, (iii) such Partner's share of Net Profits (as determined in accordance with Section 4.02) and (iv) any gross income allocated to such Partner pursuant to Section 4.02 or 4.03, and there shall be charged against each Partner's Capital Account (A) the amount of all cash distributions to such Partner, (B) the fair market value of any property distributed to such Partner by the Partnership (net of any liability secured by such property that the Partner is considered to assume or take subject to under
Section 752 of the Code), (C) such Partner's share of Net Losses (as determined in accordance with Section 4.02), and (D) any gross deductions allocated to such Partner pursuant to Section 4.02 or 4.03. Any liabilities of a Partner assumed by the Partnership and any liabilities of the Partnership assumed by a Partner shall be treated in a manner consistent with Treasury Regulation Section 1.704-1(b)(2)(iv)(c).

            (c) The initial Capital Account balance of the Partners shall equal their initial capital account balances as set forth on Schedule D.

            (d) Except as otherwise provided in this Agreement, whenever it is necessary to determine the Capital Account of any Partner, the Capital Account of such Partner shall be determined after giving effect to all allocations pursuant to Section IV and all contributions and distributions made prior to the time as of which such determination is to be made.

                                   SECTION IV
              TAX MATTERS; ALLOCATION OF NET PROFITS AND NET LOSSES

      4.01. Certain Allocation Definitions.

      4.01.1. The terms "Net Profits" and "Net Losses" for any period mean the taxable income or loss, respectively, of the Partnership for such period in each case as determined for U.S. federal income tax purposes, but computed with the following adjustments:

            (a) items of income, gain, loss and deduction (including, without limitation, gain or loss on the disposition of any Partnership asset and depreciation or other cost recovery deduction or expense) shall be computed (in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(g)) based upon the Book Values of the Partnership's assets rather than upon the assets' adjusted bases for U.S. federal income tax purposes;

            (b) any tax-exempt income received by the Partnership shall increase Net Profit or reduce Net Losses;

            (c) any expenditure of the Partnership described in Section 705(a)(2)(B) of the Code (or treated as described therein pursuant to Treasury Regulations under Section 704(b) of the Code) shall be treated as a deductible expense;

            (d) there shall be taken into account any separately stated items under Section 702(a) of the Code;

            (e) if the Book Value of any Partnership asset is adjusted pursuant to the definition thereof, the amount of such adjustment shall be taken into account in the taxable year of adjustment as gain or loss from the disposition or deemed disposition of such asset for purposes of computing Net Profit and Net Loss; and

            (f) items of income, gain, loss, or deduction or credit allocated pursuant to Sections 4.02(b) through (f) or 4.03 shall not be taken into account.

            4.01.2. "Book Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

            (a) the initial Book Value of any asset contributed (or deemed contributed) to the Partnership shall be such asset's gross fair market value at the time of such contribution;

            (b) at the option of the Partners, the Book Values of all Partnership assets shall be adjusted to equal their respective gross fair market values at the times specified in Treasury Regulation Section
1.704-1(b)(2)(iv)(f);

            (c) any adjustments to the adjusted basis of any asset of the Partnership pursuant to Sections 734 or 743 of the Code shall be taken into account in determining such asset's Book Value in a manner consistent with Treasury Regulation Section 1.704-1(b)(2)(iv)(m); and

            (d) if the Book Value of an asset has been determined pursuant to paragraph (a), (b) or (c) of this Section 4.01.2, such Book Value shall thereafter be adjusted in the same manner as would the asset's adjusted basis for federal income tax purposes, except that depreciation deductions shall be computed based on the asset's Book Value as so determined, rather than on its adjusted tax basis.

      4.02. Allocation of Net Profits and Net Losses.

            (a) Net Profit or Net Loss for each taxable year (or portion thereof) shall be allocated (after all allocations for such period pursuant to
Section 4.03) among the Partners (and credited or debited to their Capital Accounts) in such manner that if the Partnership were to liquidate completely immediately after the end of such period and in connection with such liquidation sell all of its assets for cash for their then Book Values (i.e., without any Net Profits or Net Losses resulting therefrom) and satisfy all liabilities according to their terms (limited with respect to each nonrecourse liability to the Book Value of the assets securing such liability): (i) the distribution by the Partnership of any remaining cash to the Partners in accordance with their respective positive Capital Account balances (after crediting or debiting their Capital Accounts for any actual (and not hypothetical) Net Profits or Net Losses for such period) would correspond as closely as possible to the distributions that would result if the liquidating distributions had instead been made in accordance with the provisions of Section 5.02 ("Target Amount"), and (ii) any resulting deficit Capital Account balances (after crediting or debiting Capital Accounts for Net Profits or Net Losses for such period) would correspond as closely as possible to the manner in which economic responsibility for Partnership deficit balances (as determined in accordance with the principles of Treasury Regulations under Section 704 of the Code) would be borne by the Partners under the terms of this Agreement. For purposes of applying this
Section 4.02(a), a Partner's Capital Account shall be increased by such Partner's share of "partnership minimum gain" and "partner minimum gain," within the meaning of and in accordance with the rules of Treasury Regulation Section 1.704-2(g)(1) and 1.704-2(i)(5). If the allocation otherwise provided in this
Section 4.02(a) would not cause the Capital Account balances to equal the Target Amount, the Partnership shall allocate items of income and gain or deduction and loss comprising Net Profit or Net Loss for the taxable year to make (as nearly as possible) the positive Capital Account balances of the Partners equal their respective Target Amount, in a manner that allocates as few items as possible.


            (b) For U.S. federal income tax purposes, all items of income, gain, loss, deduction, expense and credit, other than tax items corresponding to items allocated pursuant to Section 4.03, shall be allocated to the Partners in the same manner as are Net Profits and Net Losses or items comprising thereto; provided, however, that in accordance with Section 704(c) of the Code, the Treasury Regulations promulgated thereunder and Treasury Regulation ss. 1.704-1(b)(4)(i), items of income, gain, loss, deduction, expense and credit with respect to any property whose Book Value differs from its adjusted basis for U.S. federal income tax purposes shall, solely for such tax purposes, be allocated among the Partners so as to take account of any such variation pursuant to the "traditional" allocation method set forth in Treasury Regulation Section 1.704-3(b).

            (c) Notwithstanding any other provision of this Agreement, in no event shall Net Losses be allocated to a Partner for any period if such allocation would result in such Partner having a deficit balance in its Capital Account as of the end of such period in excess of the amount, if any, that such Partner is obligated to restore or is treated as obligated to restore pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(b)(3) and 1.704-1(b)(2)(ii)(c) or is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulation Sections 1.704-2(g)(1) and 1.704-2(i)(5) (determined after taking into account any "nonrecourse deductions" and "minimum gain chargeback" for such period, as provided in Section 4.03(a) and (b)). In determining whether any Partner would have such an excess deficit balance in its Capital Account for any period, such Partner's Capital Account shall be reduced by any adjustment, allocation or distribution described in paragraph (4), (5) or (6) of Treasury Regulation Section 1.704-1(b)(2)(ii)(d).

            (d) Notwithstanding any other provision of this Agreement, except for Section 4.02(f)(ii) hereof, for each fiscal period, an amount of gross rental income equal to the aggregate amount of the Class A Replacement Capital Loan Interest distributed to the Class A Limited Partner with respect to such period shall be specially allocated to the Class A Limited Partner.

            (e) Notwithstanding any other provision of this Agreement, except for Section 4.02(f)(ii) hereof, if and to the extent the Loan Interest Rate exceeds the Target Rate for any period, an amount of interest expense equal to the Over Target Amount shall be specially allocated to the Class A Limited Partner for such period, and if and to the extent the Target Rate exceeds the Loan Interest Rate for any period, an amount of gross rental income equal to the Loan Savings Amount shall be specially allocated to the Class A Limited Partner for such period.

            (f) Notwithstanding any other provision of this Agreement:

            (i) all allocations under this Section IV may be adjusted insofar as may be required in the judgment of the General Partner to minimize the recognition of "unrelated business taxable income," as defined in the Code (hereinafter, "UBTI") by any Partner which is a "qualified organization" within the meaning of Section 514(c)(9)(C) of the Code, or has as a partner or limited liability company member such a qualified organization; and

            (ii) although the Partners confirm their good faith belief that the terms of this Agreement meet the requirements of Section 514(c)(9)(E) of the Code and the Treasury Regulations thereunder, and that all allocations hereunder will have "substantial economic effect" within the meaning of Section 704(b) of the Code (or in the case of an allocation that cannot have economic effect, are in accordance with the provisions of applicable Treasury Regulations), as to each Partner which is a qualified organization or has as a partner or limited liability company member such a qualified organization, all allocations under this Agreement shall be adjusted insofar as may be required to enable the Partnership to meet such requirements. As a result, except as otherwise permitted under Treasury Regulation Section 1-5.14(c)-2:

                  (A) any such Partner's percentage share of the Partnership's
            "overall partnership income" within the meaning of Section 514(c)(9)(E)(i)(I) of the Code) shall not, for any taxable year of the Partnership, be greater than such Partner's "fractions rule percentage," as hereinafter defined; and

                  (B) any such Partner's percentage share of the Partnership's
            "overall partnership loss" (within the meaning of Section 514(c)(9)(E)(i)(I) of the Code) shall not, for any taxable year of the Partnership, be less than such Partner's fractions rule percentage.

            For the purposes of this Section 4.02(g), the term "fractions rule percentage" shall mean a Partner's percentage share of overall partnership loss for the taxable year for which that Partner's percentage share of overall partnership loss will be the smallest.

      4.03. Allocations of Nonrecourse Deductions; Excess Nonrecourse Liabilities; Minimum Gain Chargeback; Qualified Income Offset.

            (a) Notwithstanding any other provision of this Agreement, (i) "partner nonrecourse deductions" (as defined in Treasury Regulation Section 1.704-2(i)), if any, of the Partnership shall be allocated for each period to the Partner that bears the economic risk of loss within the meaning of Treasury Regulation Section 1.704-2(i), and (ii) "nonrecourse deductions" (as such term is defined in Treasury Regulation Section 1.704-2(b)) and "excess nonrecourse liabilities" (as such term is defined in Treasury Regulation Section 1.752-3(a)), if any, of the Partnership shall be allocated 22.793% to the Class B Limited Partner and 77.209% to the Class A Limited Partner, pari passu based on their respective Percentage Interests.

            (b) This Agreement shall be deemed to include "qualified income offset," "minimum gain chargeback" and "partner nonrecourse debt minimum gain chargeback" provisions within the meaning of Treasury Regulations under Section 704(b) of the Code. Accordingly, notwithstanding any other provision of this Agreement, items of gross income shall be allocated to the Partners on a priority basis to the extent and in the manner required by such provisions.

                                    SECTION V
                                  DISTRIBUTIONS

      5.01. Operations. Subject to Section 5.04 below, Net Cash Flow shall be distributed to the Partners not less frequently than each Quarterly Distribution Date in the following order of priority:

                  (a) First, to the Class A Limited Partner until the
            Partnership has distributed to the Class A Limited Partner, on an annual cumulative basis, pursuant to this Section 5.01(a) and/or 5.02(a), its accrued and unpaid Class A Replacement Loan;

                  (b) Second, an amount equal to the outstanding balance of all
            Shortfall Loans, together with all accrued interest thereon, shall be distributed to the

            Contributing Partners that have made Shortfall Loans (payments made in respect of Shortfall Loans shall be applied in reverse order in time to which Shortfall Loans are made (i.e., payments made in respect of Shortfall Loans shall be applied first to the Shortfall Loans made last in time and last to the Shortfall Loans made first in time));

                  (c) Third, to the Partners, pari passu based on their
            respective Percentage Interests, until the Partnership has distributed to each of the Partners, on an annual cumulative basis, pursuant to this Section 5.01(c) and/or Section 5.02(c), the accrued and unpaid Additional Capital Loan Interest of such Partner;

                  (d) Fourth, to the General Partner and the Class A Limited
            Partner, pari passu based on their respective Percentage Interests, until the Partnership has distributed to each of the General Partner and the Class A Limited Partner, on an annual cumulative basis, pursuant to this Section 5.01(d) and/or Section 5.02(d), its accrued and unpaid Class A Preferred Return;

                  (e) Fifth, to the Class B Limited Partner until the
            Partnership has distributed to the Class B Limited Partner, on an annual cumulative basis, pursuant to this Section 5.01(e) and/or
            Section 5.02(f), its accrued and unpaid Class B Preferred Return;
            and

                  (f) Thereafter, 56.25% in the aggregate to the General Partner and the Class A Limited Partner, pari passu based on their respective Percentage Interests, and 43.75% to the Class B Limited Partner.

      5.02. Capital Transactions. Net Proceeds from a Capital Transaction and/or a Liquidation Event shall be distributed to the Partners with reasonable promptness after each such Capital Transaction and/or a Liquidation Event occurs in the following order of priority:

                  (a) First, to the Class A Limited Partner, until the
            Partnership has distributed to the Class A Limited Partner an amount equal to all accrued and unpaid Class A Replacement Loan plus the then outstanding Unrecovered Replacement Loan of the Class A Limited Partner;

                  (b) Second, an amount equal to all Shortfall Loans, together with all accrued interest thereon, shall be distributed to the Contributing Partners that have made Shortfall Loans (payments made in respect of Shortfall Loans shall be applied in reverse order in time to which Shortfall Loans are made (i.e., payments made in respect of Shortfall Loans shall be applied first to the Shortfall Loans made last in time and last to the Shortfall Loans made first in time));

                  (c) Third, to the Partners, pari passu based on their
            respective Percentage Interests, until the Partnership has distributed to each of the Partners an amount equal to all accrued and unpaid Additional Capital Loan Interest of such Partner plus the then outstanding Unrecovered Additional Capital Loans of such Partner;

                  (d) Fourth, to the General Partner and the Class A Limited
            Partner, pari passu based on their respective Percentage Interests, until the Partnership has distributed to the General Partner and the Class A Limited Partner an amount equal to all accrued and unpaid Class A Preferred Return plus the then outstanding Unrecovered Initial Capital of the General Partner and the Class A Limited Partner;

                  (e) Fifth, to the General Partner and the Class A Limited
            Partner, pari passu based on their respective Percentage Interests, until the Partnership has distributed to the General Partner and the Class A Limited Partner an amount equal to the then outstanding Unrecovered Capital Event Additional Distribution Amount of such Partners;

                  (f) Sixth, to the Class B Limited Partner until the
            Partnership has distributed to the Class B Limited Partner an amount equal to all accrued and unpaid Class B Preferred Return plus the then outstanding Unrecovered Initial Capital of the Class B Limited Partner;

                  (g) Seventh, to the Class B Limited Partner until the
            Partnership has distributed to the Class B Limited Partner an amount equal to its then outstanding Unrecovered Capital Event Additional Distribution Amount;

                  (h) Eighth, 62.5% in the aggregate to the General Partner and the Class A Limited Partner, pari passu based on their respective Percentage Interests, and 37.5% to the Class B Limited Partner until the Partnership has distributed an aggregate amount equal to the then outstanding Undistributed Capital Event Distribution Threshold under this Section 5.02(h); and

                  (i) Thereafter, 50% in the aggregate to the General Partner and the Class A Limited Partner, pari passu based on their respective Percentage Interests, and 50% to the Class B Limited Partner.

      5.03 Special Distributions of Replacement Capital Loan Amounts. The Class A Limited Partner shall have the right, at any time and from time to time, to request that the Partnership distribute to the Class A Limited Partner all or part of its Unrecovered Replacement Capital Loans, and the General Partner shall, subject to the availability of advances under the First Mortgage Loan, make such distribution to the Class A Limited Partner within 10 days after each such request is made; provided, however, that the Partnership shall, subject to such availability, borrow additional amounts under the First Mortgage Loan (up to the IO Portion Maximum Amount) to enable the Partnership to make such distribution or distributions.

      5.04 Target Interest Rate Provisions. Notwithstanding the foregoing, during the first seven loan years, so long as the annual interest rate calculated on the "Euro-Method" (based on the actual number of days elapsed and an assumed 360-day year) on the First Mortgage Loan (the "Loan Interest Rate") exceeds, as to the Amortizing Portion (as defined in the First Mortgage Loan Term Sheet), 6.82%, and/or, as to the IO Portion (as defined in the First Mortgage Loan Term Sheet), 8.26% (each respectively, the applicable "Target Rate"), then the Class A Preferred

Return, if any, that would otherwise be payable to the Class A Limited Partner shall be reduced, but only with respect to the period of time that the Loan Interest Rate exceeds the Target Rate (and without affecting the provisions in the definition of "Class A Preferred Return" for reducing same after each distribution of capital), by an amount equal to the difference between (i) the annual interest payable on such Loan at the Loan Interest Rate and (ii) the annual interest which would be payable on such Loan if the annual interest rate on such Loan were the Target Rate (such difference is the "Over Target Amount"). If the Loan Interest Rate is less than the Target Rate, then the Class A Preferred Return, if any, payable to the Class A Limited Partner shall be increased, but only with respect to the period of time that the Target Rate exceeds the Loan Interest Rate (and without affecting the definition of "Class A Preferred Return" for reducing same after each distribution of capital), by an amount equal to the difference between (i) the annual interest which would be payable on such Loan if the annual interest rate on such Loan were the Target Rate and (ii) the annual interest payable on such Loan at the Loan Interest Rate (such amount is the "Loan Savings Amount"). The determination of the Over Target Amount and the Loan Savings Amount shall be made on annual basis, and the lower of such amounts for any fiscal year shall be subtracted from the higher of such amounts for such fiscal year to determine whichever is applicable for such fiscal year of the Net Average Amount or the Net Savings Amount. For any fiscal year as to which the Over Target Amount is the higher amount, the "Net Average Amount" shall be the excess of the Over Target Amount over the Loan Savings Amount. For any fiscal year as to which the Loan Savings Amount is the higher amount, the "Net Savings Amount" shall be the excess of the Loan Savings Amount over the Over Target Amount. To the extent that Net Cash Flow or Net Proceeds are not available to pay the Class A Preferred Return, as increased by any Net Savings Amount in accordance with the terms hereof, any Net Savings Amount shall accumulate and shall be paid to the Class A Limited Partner by the Partnership out of first available Net Cash Flow or Net Proceeds, before any other distributions are made hereunder. If for any fiscal year the Class A Preferred Return of the Class A Limited Partner is not sufficient to pay the Net Overage Amount for such fiscal year, the Class A Limited Partner shall pay such deficiency within 10 business days after request therefor by the General Partner or the Class B Limited Partner. Any payments not made within such 10 business days shall bear interest at 8.26% per annum from that date. Any such payment shall not constitute an Additional Capital Loan by the Class A Limited Partner. The Net Overage Amount shall be a direct obligation of the Class A Limited Partner to the Partnership that may be enforced by the Class B Limited Partner. If such payment is not timely made, the General Partner will offset such amount against any future distributions to the Class A Limited Partner under this Agreement.

            5.05. Distributions in Kind. If any assets of the Partnership shall be distributed in kind with the approval of all Partners, such assets shall be distributed to the Partners as tenants-in-common (if real property) or joint owners without right of survivorship (if personal property) in the same proportion as the Partners would have been entitled to cash distributions. The amount by which the fair market value of any property to be distributed in kind to the Partners exceeds or is less than the book value of such property shall, to the extent not otherwise recognized by the Partnership, be taken into account for purposes of computing the allocation of Net Profits or Net Losses (or gain or loss items) under Section IV hereof, and the distributions under Section V hereof. If the assets of the Partnership are sold in a transaction in which, by reason of the provisions of Section 453 of the Code or any successor thereto, gain is realized but not recognized, such gain shall be taken into account in computing the allocation of Net Profits or Net Losses (or gain or loss items) under Section IV hereof, and distributions of proceeds to the Partners under Section V hereof (provided, however, that the Partnership shall not be obligated to distribute cash not yet received), and the Partnership shall be deemed to have been dissolved and terminated, notwithstanding any election by the Partners to continue the Partnership.

      5.06. Limitations on Distributions.

            (a) The Partnership shall not make a distribution to a Partner to the extent that, at the time of the distribution, after giving effect to the distribution, all liabilities of the Partnership, other than liabilities to Partners on account of their Partnership Interests and liabilities for which recourse of creditors is limited to specified property of the Partnership, exceed the fair market value of the assets of the Partnership, except that the fair market value of property that is subject to a liability for which the recourse of creditors is limited shall be included in the assets of the Partnership only to the extent that the fair value of such property exceeds such liability.

            (b) A Partner who receives a distribution in violation of subdivision (a) of this section, regardless of whether or not such Partner has knowledge that such distribution is wrongful, and is subsequently so notified by the Partnership, shall be liable to the Partnership for the amount of the distribution, until such time as such amount is collected in full by the Partnership.

      5.07. Reconciliation of Distributions. Notwithstanding that Net Cash Flow may be distributed by the General Partner more frequently than annually, Net Cash Flow shall be ultimately determined on an annual basis, based upon the annual audited report of the Partnership within 30 days after completion of such report but in no event later than April 30th of each year. If, based upon such annual audited report, it is determined after review and approval of the Class B Limited Partner that there was (i) an overdistribution of Net Cash Flow to a Partner, the General Partner shall upon written notice to all Partners of such distribution deduct the overdistribution from the next distribution of Net Cash Flow due to such Partner or (ii) an underdistribution of Net Cash Flow to a Partner, such underdistribution shall within 10 days after receipt of such annual audited report be paid to such Partner upon written notice to all Partners of such distribution.

      5.08. Withholding Taxes.

            (a) The General Partner shall be entitled to withhold or cause to be withheld from any Limited Partner's distributions from the Partnership such amounts on account of taxes or similar charges, if any, as are required by applicable law. Each Limited Partner shall furnish to the General Partner from time to time all such information as is required by applicable law or otherwise reasonably requested by the General Partner (including certificates in the form prescribed by the Code or Regulations thereunder or applicable state, local or foreign law) to permit the General Partner to ascertain whether and in what amount withholding is required in respect of such Limited Partner. Notwithstanding the foregoing, the General Partner shall have no liability to the Partnership or any Limited Partner for failure to request or obtain such information from any Limited Partner, or for failure to withhold in respect of any Partner who has not furnished such information to the General Partner.

            (b) If the Partnership or the General Partner itself pays any tax (including penalties or interest) or similar charge on behalf of any Limited Partner or pays any amount (including any tax, penalty, or interest) in respect of any failure to withhold from any Limited Partner as required by applicable law, such Limited Partner shall on written demand reimburse the Partnership or the General Partner (as the case may be) for the amount of such payment plus interest thereon (accruing from the later of (x) the date such payment was made by the Person entitled to reimbursement and (y) the date written notice was given to the Limited Partner requesting reimbursement) at the Interest Rate then in effect. Each Person paying an amount (including any taxes, penalties, and interest) in respect of a Limited Partner's tax shall have a security interest in the Partnership Interest of any Limited Partner who owes money to such paying Person pursuant to this Section 5.08(b) until such time as such Person is reimbursed in full and, in addition to all other rights and remedies of such paying Person with respect to such security interest or otherwise available at law or in equity, the General Partner shall have the right to offset, or cause to be offset, against any such Limited Partner's distributions under this Agreement all amounts owed by such Limited Partner to such paying person pursuant to this Section 5.08(b).

            (c) Any amounts withheld or offset by the General Partner in accordance with Section 5.08(a) or 5.08(b) of this Agreement shall nevertheless, for purposes of this Agreement, be deemed to have been distributed to the Limited Partner in respect of which they are withheld. Notwithstanding anything to the contrary contained in this Agreement, Section 5.08(b) hereof and this
Section 5.08(c) shall survive the termination of this Agreement.

                                   SECTION VI
                    MANAGEMENT DECISIONS AND RELATED MATTERS

      6.01. Management.

            (a) The business, affairs and assets of the Partnership shall be managed, arranged and caused to be coordinated by the General Partner, who shall have, subject to the terms of Section 6.01(b) or elsewhere in this Agreement, full, exclusive and complete discretion with respect thereto. Subject to and in accordance with the provisions of this Agreement, the General Partner shall have all necessary and appropriate powers to carry out the purposes of the Partnership set forth in Section 1.04 hereof and the power to appoint officers of the Partnership and delegate to such officers the power to perform any of the acts that the General Partner is authorized to perform including, without limitation, the power to execute and deliver documents on behalf of the Partnership. The General Partner shall exercise its authority as such in its capacity as a Partner of the Partnership. Except as set forth in Section 6.01(b) or elsewhere in this Agreement, none of the Partners other than the General Partner shall participate in the management or control of the Partnership or have any right to approve, vote on or otherwise consent to any matter relating to the business, affairs or assets of the Partnership. Without limiting the generality of the foregoing, the General Partner shall have the right to appoint the manager and any submanagers of the Property and to enter into the Management Agreement, the Leasing Agreement, any other property management agreements, and any replacement management agreements, all on behalf of the Partnership; provided, however, that the terms of any such other or replacement property management agreements shall be on prevailing market terms and conditions. The General Partner (x) as general partner of the Partnership, shall not have the right to terminate the Management Agreement or any such other or replacement management agreements on behalf of the Partnership without the prior written consent of the Class B Limited Partner; and (y) as general partner of Jamestown 1290 Management, L.P. ("Jamestown 1290 Management"), shall not have the right to terminate the Management Agreement or any such other or replacement management agreements on behalf of Jamestown 1290 Management without the prior written consent of the Partnership as its sole limited partner.

            Notwithstanding anything to the contrary contained in this Agreement, except for Section 6.01(d) hereof, the General Partner or Jamestown Partners shall have the right on behalf of the Partnership to enter into mezzanine lending agreements with lenders providing funds to Jamestown Partners, including lockbox arrangements which pledge a portion of Net Cash Flow to such mezzanine lenders, provided that such agreements and arrangements do not affect in any respect the distributions contemplated in Article V to the Class B Limited Partner.

            Notwithstanding anything to the contrary contained in this Agreement, the Class B Limited Partner shall have the authority to enforce on behalf of the Partnership any agreement that the Partnership may have with affiliates of the General Partner or the Class A Limited Partner. Unless authorized in writing to do so by this Agreement or by the General Partner, no attorney-in-fact, employee or other agent of the Partnership shall have any power or authority to bind the Partnership in any way, to pledge its credit or to render it liable pecuniarily for any purpose. No Partner shall have any power or authority to bind the Partnership unless the Partner has been authorized in writing by the General Partner to act as an agent of the Partnership in accordance with the previous sentence.

            (b) Notwithstanding anything to the contrary contained in this Agreement, the General Partner shall not take any action with respect to any Major Matter (as hereinafter defined), unless authorized in writing by the Class A Limited Partner and the Class B Limited Partner; it being understood and agreed that the Limited Partners shall not unreasonably withhold, condition or delay their approval of a Major Matter. "Major Matter" means any of the following:

                  (i) except as provided in Section VII, the sale of all or any substantial portion of the Property by the Partnership;

                  (ii) the approval of any financing or refinancing by the
            Partnership in excess of Two Million and Five Hundred Thousand Dollars ($2,500,000), except the First Mortgage Loan and any and all borrowings thereunder, and the Shortfall Loans;

                  (iii) the approval of the merger or consolidation of the
            Partnership with any other entity;

                  (iv) a change or amendment in the purpose of the Partnership;

                  (v) affiliate transactions by the General Partner and/or the
            Class A Limited Partner, other than as specifically contemplated herein;

                  (vi) the issuance of additional Partnership Interests, equity interests in the Partnership or options, rights, warrants or other securities exchangeable or convertible into equity interests in the Partnership;

                  (vii) the liquidation, dissolution or bankruptcy of the
            Partnership;

                  (viii) any action with respect to any Major Matter set forth in Section 3.3 of the Management Agreement or Section 5.01(b) of the Agreement of Limited Partnership of Jamestown 1290 Management;

                  (ix) the termination by Owner of the Management Agreement;

                  (x) the approval of Partnership budgets; or

                  (xi) the removal of the General Partner.

            (c) Whenever the approval of the Limited Partners is requested pursuant to Section 6.01(b) with respect to any Major Matter, such approval shall be deemed to not have been given if the Limited Partner shall not have responded to the General Partner within ten (10) business days after the General Partner shall have delivered to each Designated Representative of the Limited Partner a written request for such approval. The Designated Representative of each of the Limited Partners, acting alone, shall be authorized on behalf of the applicable Limited Partner to provide its written approval of any Major Matter, or its approval of any other matter requiring the approval or consent of the Limited Partner under this Agreement and the General Partner may rely on such authority in connection therewith.

            (d) Notwithstanding anything to the contrary contained in this Agreement, the General Partner will use its best efforts to avoid the incurrence by any Partner and the direct or indirect beneficial owners of such Partner of "unrelated business taxable income" within the meaning of Sections 511 through 514 of the Code and the Regulations promulgated thereunder.

      6.02. Liability and Indemnification of Partners.

            (a) No Partner shall have any liability to the Partnership or to any other Partner for any loss suffered by the Partnership or any other Partner which arises out of any action or inaction of such Partner if such course of conduct did not constitute criminal conduct, willful misconduct, fraud or gross negligence of such Partner. In no event shall any Affiliate of any Partner (other than any such Affiliate which is a Partner itself) nor any of such Affiliate's officers, directors, members, managers, shareholders, employees or agents have, by reason of this Agreement or the existence of the Partnership, any liability to the Partnership, any Partner or any other Person for any loss suffered by the Partnership, any Partner or such other Person. Nothing contained in this Section 6.02(a) shall limit, restrict or otherwise affect the rights or obligations of a Partner, or any of its Affiliates under this Agreement or any other agreement to which it is a party. Notwithstanding anything contained herein to the contrary, both the Class A Limited and the Class B Limited Partner agree to execute "bad boy" guarantees of certain obligations on behalf of the Partnership in favor of its lenders if required to do so by such lenders.

            (b) The Class A Limited Partner and the General Partner shall indemnify, defend and hold harmless the Class B Limited Partner and/or its Affiliates, any of their respective officers, directors, partners, members, managers, shareholders, employees or agents (the "Class B Indemnitees") from and against any Damages (as hereinafter defined) of any nature whatsoever arising out of or in connection with the transactions contemplated by the Purchase Agreement; provided, however, that the Class A Limited Partner and the General Partner shall have no obligation to indemnify the Class B Indemnitees for Damages resulting from (x) the failure on the part of the Class B Limited Partner to make all or any part of its capital contribution as and when required to do so pursuant to the terms of Section 3.01(a) or (y) monetary reconciliations as provided in Section 7 of the Purchase Agreement.

            (c) The Partnership shall indemnify, defend and hold harmless each Partner and/or its Affiliates, any of their respective officers, directors, partners, members, managers, shareholders, employees or agents (each, an "Indemnitee") from and against any and all claims or liabilities of any nature whatsoever arising out of the business of the Partnership, including, without limitation, reasonable attorneys' fees and disbursements arising out of or in connection with any action taken or omitted by it pursuant to the authority granted by this Agreement; provided, however, that no indemnification may be made to or on behalf of any Indemnitee if a judgment or final adjudication adverse to such Indemnitee, and which is not subject to further appeal, establishes that such Indemnitee's acts constituted criminal conduct, willful misconduct, fraud or gross negligence.

            (d) If any third party claim, demand, action, suit, litigation or other proceeding (a "Claim") is commenced in which any Indemnitee is a party that may give rise to a Claim for indemnification hereunder (an "Indemnification Claim"), then such Indemnitee will promptly give written notice to the Partnership of such Claim. Failure to notify the Partnership of such Claim will not relieve the Partnership of any liability that the Partnership may have to the Indemnitee. The Partnership will have the right to defend against an Indemnification Claim, at the Partnership's expense, with counsel of its choice reasonably satisfactory to the Indemnitee if (i) within fifteen (15) days following the receipt of written notice of the Indemnification Claim, the Partnership notifies the Indemnitee in writing that the Partnership will indemnify the Indemnitee from and against the entirety of any Claims, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) (collectively, "Damages") such Indemnitee may suffer resulting from, relating to, arising out of, or attributable to the Indemnification Claim; (ii) the Indemnification Claim involves only money Damages and does not seek an injunction or other equitable relief and (iii) the Partnership continuously conducts the defense of the Indemnification Claim actively and diligently. So long as the indemnifying party is conducting the defense of the Indemnification Claim in accordance with this
Section 6.02(d), (i) the Indemnitee may retain separate co-counsel at its own cost and expense and participate in the defense of the Indemnification Claim, (ii) the Indemnitee will not consent to any settlement or the entry of any writ, decree, order, judgment, injunction and/or ruling, of or by a governmental authority with respect to the Indemnification Claim without the prior written consent of the Partnership (not to be withheld unreasonably) and (iii) the Partnership will not consent to any settlement or the entry of any writ, decree, order, judgment, injunction and/or ruling, of or by a governmental authority with respect to the Indemnification Claim without the prior written consent of the Indemnitee (not to be withheld unreasonably).

            (e) Notwithstanding any other provision herein to the contrary, the liability of the Partners under this Agreement shall be limited to each Partner's respective Partnership Interest in the Partnership. No direct or indirect partner, shareholder, member or manager in or of any Partner (and no officer, director, member, manager, employee or agent of such direct or indirect partner, shareholder, member or manager) shall have any personal liability under this Agreement.

            (f) Notwithstanding the foregoing, any indemnification of the General Partner by the Partnership shall be fully subordinate to any and all obligations imposed by the Mortgage or the Mortgage Notes, and such indemnification shall not constitute a claim against the Partnership in the event that the cash flow of the Partnership is insufficient to pay the obligations under the Mortgage.

      6.03. Certain Conflicts of Interest.

            (a) Partners and their Affiliates may engage in and possess interests alone or in other business ventures, including, without limitation, the ownership, development, operation, origination, financing and management of mortgage loans, real property and other real estate related assets, independently or with others (including, without limitation, activities which may compete with the Partnership), and such activity shall not breach any Partner's fiduciary duty to the Partnership and the other Partners. Neither the Partnership nor any Partner shall by virtue of this Agreement have any right, title or interest in such ventures.

            (b) The Partners and the Partnership may enter into agreements with Affiliates of the Partners, provided that the terms of any such agreements shall not be materially in excess of the terms of other agreements then being generally entered into by owners of first class office buildings with affiliates of such owners providing similar services to such other buildings.

            (c) The terms of the Management Agreement and the Leasing Agreement (and any extensions or renewals thereof) are hereby approved by the Partners.

      6.04. Compensation; Reimbursement for Expenses; Other Expenses; Fees to Affiliates.

            (a) Except as otherwise provided in an Approved Budget, no Partner and no employee of any Partner, as such, shall be entitled to any salary or other compensation for any services rendered or to be rendered by it to the Partnership; provided, however, that the reasonable and documented out-of-pocket expenses incurred by the General Partner from time to time hereunder in connection with its services as General Partner of the Partnership shall be reimbursed by the Partnership upon written demand of the General Partner.

            (b) Except as otherwise provided in the Purchase Agreement, after acquiring the Property, all fees and disbursements of accountants and attorneys retained by the Partnership and incurred in connection with the transactions contemplated hereby and the preparation of any and all documents related to the Partnership shall be paid by the Partnership.

            (c) Upon a sale of the Property, the Partnership shall pay a sales fee in an amount equal to 3% of the gross sales price of the Property. AP-1290 Manager L.P., a Delaware limited partnership ("AP-Manager") or one of its affiliates shall be entitled to receive 40% of the sales fee, and Jamestown Partners or one of its affiliates shall be entitled to receive 60% of the sales fee. Each of AP-Manager (or its affiliate) and Jamestown Partners (or its affiliate) shall be responsible for its pro rata share of any outside broker's fees or commissions on such sale.

      6.05. TI and Leasing Commissions Reserve Account. On the date of the consummation of the transactions contemplated under the Purchase Agreement (the "Sale Closing Date"), the General Partner shall establish a reserve from the initial capital contribution made by the Partners to the Partnership in the amount of $10,000,000, which amount is to be used by the Partnership to pay leasing commissions, tenant improvements, landlords' work, and rent abatements, including, without limitation, the amounts specified in "Exhibit Q" to the Purchase Agreement or such other obligations of the Partnership that may arise.

      6.06 Code Elections. The General Partner may, in its sole discretion, make (and if made, may revoke) such federal, state, local or other tax elections as the General Partner shall determine to be in the best interests of the Partnership. The General Partner shall make a timely election under Section 754 of the Code.

      6.07. Independent Directors. Until such time as the First Mortgage Loan shall be fully paid in accordance with its terms or the lien thereof shall be released from the Property, the General Partner of the Partnership shall be a corporation, the sole purpose of which is to act as independent general partner of the Partnership, which, for itself, satisfies the covenants of Sections 8.08 and 8.09 hereof, and which has two "Independent Directors". Each Independent Director shall be a person who is not and for the prior five years has not been and will not be while serving (i) a shareholder, partner, officer, director (other than as an "Independent Director"), member or employee of the General Partner, the Partnership, or any parent, subsidiary or Affiliate thereof, (ii) a member of the immediate family of any such shareholder, director, partner, officer, director, member, employee, customer or supplier of the General Partner, the Partnership, or any parent, subsidiary or Affiliate thereof, (iii) a customer or supplier for, or any other person who derives any of its income from, the General Partner, the Partnership, or Affiliate thereof, or (iv) a person or entity under the common control or controlling any such shareholder, partner, officer, director, member, employee, customer or supplier.

      6.08. Actions Requiring Unanimous Consent. Notwithstanding any other provisions of this Agreement and any provision of law that otherwise so empowers the Partnership, until such time as the First Mortgage Loan shall have been discharged, or the lien of the Mortgage shall be released, the Partnership shall not, without the unanimous consent of the General Partner (including the vote of its two Independent Directors) and the Limited Partner, file a voluntary petition or otherwise initiate or consent to proceedings to be adjudicated insolvent or seeking an order for relief as a debtor under the United States Bankruptcy Code, as amended (11 U.S.C. ss. ss. 101, et seq.) (the "Bankruptcy Code"), or file or consent to the filing of any petition seeking any composition, reorganization, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy laws or any other present or future applicable federal, state or other statute or law relative to bankruptcy, insolvency or other relief for debtors; or seek or consent to the appointment of any trustee, receiver, conservator, assignee, sequestrator, custodian, liquidator (or other similar official) of the Partnership or of all or any substantial part of the properties and assets of the Partnership, or make or consent to any general assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or declare or effect a moratorium on its debt or take any action in furtherance of any such action.

      6.09. Certain Actions. Neither the General Partner nor the Limited Partners shall take any steps to effect any of the following actions so long as the Mortgage shall be in effect:

      (a) dissolve or liquidate, in whole or in part, consolidate or merge with or into any other entity or convey, sell or transfer its properties and assets substantially as an entirety to any entity, except as otherwise may be permitted under the Mortgage; or

      (b) cause the Partnership to engage in any business or activity other than as set forth in this Agreement.

      6.10. Certain Actions of the Limited Partners. Notwithstanding anything in this Agreement to the contrary, until such time as the First Mortgage Loan shall be fully paid in accordance with its terms or the lien of the Mortgage shall be released from the Property, no Limited Partner shall take any action:

      (a) to elect any additional or substitute General Partner if the existing General Partner has not been dissolved, removed in accordance with Section 9.04 hereof, or otherwise disassociated from the Partnership;

      (b) which would constitute an "Event of Default" under the Mortgage or any of the other documents evidencing or securing the obligations secured by the Mortgage; or

      (c) sell, transfer, exchange, convey, encumber or dispose of, except as permitted by the Mortgage, any of its partnership interests in the Partnership.

                                   SECTION VII
                    PARTNERSHIP INTEREST RIGHT OF FIRST OFFER

      7.01. Right of First Offer.

            (a) (i) If, at any time after January 1, 2009, any Partner (or Partners) (collectively, the "Selling Partners"; it being acknowledged and agreed that the Selling Partner and all Partners who are Affiliates of such Selling Partner shall automatically be deemed to collectively constitute the Selling Partners for purposes of this
Section VII) shall desire to sell the Property, then, so long as the Partnership is not then subject to any prohibition on the sale of the Property pursuant to loan documents or other agreements binding upon the Partnership (or if it is so subject, either the loan(s) evidenced by such loan documents can be prepaid at the time of such sale or such prohibition is waived prior to the closing date of any such sale of the Property in accordance with the terms hereof, as the case may be), the Selling Partners shall give the other Partners (the "Remaining Partners") a written notice (the "Sale Notice") which Sale Notice shall set forth the Selling Partners' determination of the fair market value (the "Property Value"), in dollars, of the Property, free and clear of all liabilities secured by or otherwise relating to the Property.

            (ii) Within a period (the "Acceptance Period") of 60 days following the receipt of the Sale Notice, the Remaining Partners shall have the right to deliver to the Selling Partners a notice (the "Acceptance Notice") stating their desire to purchase the Selling Partners' Partnership Interests; provided, that simultaneously with such notice the Remaining Partners shall deliver to a national title company, as escrow agent pursuant to an escrow agreement containing terms substantially similar to the terms set forth in Article 4 of the Purchase Agreement, a deposit (the "Acceptance Deposit") in an amount equal to $5,000,000. If the Remaining Partners timely give the Acceptance Notice and make the Acceptance Deposit, then on the 120th day after receipt of the Acceptance Notice (the "Closing Date"), such Remaining Partners shall purchase from the Selling Partners, and the Selling Partners shall sell to the Remaining Partners, the Selling Partners' Partnership Interests for the Purchase Price (as defined below), subject to the further terms and conditions hereof.

            (iii) Following the delivery of the Sale Notice, the General Partner shall request the Partnership Accountant (as hereinafter defined) to promptly calculate the amount (the "Purchase Price") that would be distributed to the Selling Partners if the Property was sold for cash in an amount equal to the Property Value set forth in the Sale Notice and the Net Proceeds of such sale were distributed to the Partners pursuant to Section 5.02; provided, that for purposes of such calculation, there shall be deducted from such Net Proceeds an amount equal to the customary transaction expenses that would be incurred if the Property was sold for the Property Value, including the sales fee contemplated in Section 6.04(c) (such expenses to be determined by the Partnership Accountant). The failure of the Partnership Accountant to complete the calculation of the Purchase Price (as defined below) prior to the last day of the Acceptance Period shall not extend the Acceptance Period.

            (b) On the Closing Date:

                  (i) the Selling Partners shall deliver to the applicable Remaining Partner a duly executed and acknowledged instrument of assignment conveying the Selling Partners' Partnership Interests to such Remaining Partner or its designee(s) free and clear of all liens and encumbrances other than liens and encumbrances that may exist in connection with any financing undertaken for the benefit of the Partnership, which instrument shall contain a surviving representation concerning the absence of such liens and encumbrances;

                  (ii) the Selling Partners shall pay (A) all transfer, gains, stamp or similar taxes, if any, due in connection with the conveyance of the Selling Partners' Partnership Interests and (B) any amounts due to the Remaining Partners or the Partnership under this Agreement;

                  (iii) the Remaining Partners shall pay the Purchase Price (minus the Acceptance Deposit, together with any interest accrued thereon, and as adjusted by the credits and apportionments herein set forth) to the Selling Partners in immediately available funds and the Remaining Partners and the Selling Partners shall execute, exchange and/or deliver any instruments of assumption, indemnities, guarantees or other security with respect to material liabilities for which the Selling Partners are or will be personally liable;

                  (iv) the Partnership Accountant shall close the books of the Partnership as of the Closing Date, and all items of the Partnership which are customarily apportioned in the sale of properties comparable to the Property shall be apportioned between the Selling Partners and the Remaining Partners in proportion to their respective shares of Net Cash Flow for the current calendar period as of 11:59 p.m. on the day preceding the Closing Date in accordance with the customs and practices usual in transactions involving properties comparable to the Property in New York City;

                  (v) Net Cash Flow and Net Proceeds through the Closing Date shall be distributed in accordance with the provisions of Section V;

                  (vi) the Purchase Price shall (A) be increased by the aggregate amount of all Additional Capital loans made by the Selling Partners on account of the Selling Partners' Partnership Interests in the period between the date of the Sale Notice and the Closing Date and (B) be decreased by any Net Proceeds distributed to the Selling Partners pursuant to Section 5.02 on account of the Selling Partners' Partnership Interests during such period; and

                  (vii) the Partners shall execute all amendments to fictitious name, partnership or similar certificates necessary to reflect the withdrawal of the Selling Partners from the Partnership, the admission of any new Partner to the Partnership, if applicable, the termination of the Partnership, or as may otherwise be required by law.

            (c) If none of the Remaining Partners delivers an Acceptance Notice to the Selling Partners and makes the Acceptance Deposit on or before the close of the Acceptance Period (time being of the essence), the Selling Partners may market and sell the Property on behalf of the Partnership to an unaffiliated third party, provided that (A) the gross purchase price (without deduction for any brokerage or similar fees payable in connection with such sale) is equal to or greater than 96% of the Property Value, (B) an agreement for such sale is entered into not later than 183 days after the expiration of the Acceptance Period, and (C) the closing of such sale shall occur not later than 365 days after the expiration of the Acceptance Period (the "365-Day Period"). The Remaining Partners shall within ten (10) business days after written request therefor from the Selling Partners, execute such documentation as the Selling Partners shall reasonably request (i) evidencing the Remaining Partners' declining (or deemed declining) of the right to purchase the Selling Partners' Partnership Interests and (ii) in the case of the General Partner, effecting on behalf of the Partnership all actions the Selling Partners determine, in accordance with this Section, to be necessary or appropriate.

            (d) If the General Partner does not close a sale of the Property which satisfies the requirements of paragraph (c) above and paragraph (e) below within the 365-Day Period, then the Selling Partner may not sell the Property in accordance with this Section without again giving a Sale Notice to the Remaining Partners pursuant to paragraph (a) above.

            (e) If the Selling Partners shall default in their obligation to close the sale of the Partnership Interests to the Remaining Partners contemplated by this Section VII on the Closing Date, then the Remaining Partners may seek specific performance of the Selling Partners' obligations or pursue its remedies at law or in equity (in which case such Remaining Partners shall be entitled to the return of the Acceptance Deposit, together with all interest accrued thereon). If the Remaining Partners shall default in their obligation to close such sale on the Closing Date, then the Selling Partners shall be entitled to retain the Acceptance Deposit, together with all interest accrued thereon, as liquidated damages and may sell the Property at any price to an unaffiliated third party within 365 days following the anticipated Closing Date.

                                  SECTION VIII
                        BOOKS, RECORDS AND BANK ACCOUNTS

      8.01. Fiscal Year. The fiscal year of the Partnership shall be the calendar year.

      8.02. Maintenance of Accounts. The General Partner, at the expense of the Partnership, shall maintain and prepare all accounts required under this Agreement on a federal income tax basis. Complete and accurate books, records and accounts shall be kept and maintained for the Partnership by the General Partner at the principal place of business of the Partnership at the expense of the Partnership. Each Partner or its Designated Representative shall at all reasonable times have access to, and may inspect and make copies of, such books, records and accounts. The General Partner shall send to the Class B Limited Partner within 20 days after the end of each month and within 60 days after the end of each quarter, a statement of receipts and expenditures by the Partnership during the preceding month or quarter (as applicable) and such other operating and financial data as any Limited Partner shall reasonably request. The General Partner will deliver to the Class B Limited Partner within 90 days after the end of each fiscal year, true and correct copies of the financial statements for the Partnership, including a balance sheet, income statement, and statement of cash flows for the fiscal year ended, together with copies of material correspondence with the Partnership's lenders and its major tenants.

      8.03. Right to Consult with General Partner. For so long as the Class B Limited Partner owns, directly or indirectly, any interest in the Partnership, the Class B Limited Partner shall have the right to consult with the General Partner (including the right to meet with the General Partner periodically, and at least quarterly, at the Class B Limited Partner's request) on matters relating to the management and operation of the Property, including without limitation:

      (a) the adoption of annual operating and capital budgets with respect to the Property;

      (b) the adoption of leasing parameters for the Property's leases;

      (c) the execution of leases of a material portion of the Property; and

      (d) the appointment or termination of any manager with respect to the Property.

      8.04 Right to Participate in Management Activities. The parties hereto acknowledge that the provisions of this Agreement are intended to provide the Class B Limited Partner with the right to substantially participate directly in management and development activities with respect to the Property for purposes of the U.S. Department of Labor Regulations at 29 C.F.R. ss. 2510.3-101. The rights and benefits of Sections 8.02 through and including 8.04 are not intended to, and shall not be deemed to, limit, amend or modify any of the rights and benefits inuring to the Class B Limited Partner, or any of its affiliates, under this Agreement or any other formation documents of the Partnership.

      8.05. Preparation of Tax Returns; Tax Audits.

            (a) The General Partner shall, at the expense of the Partnership, furnish to each Partner by March 31 in each year during the term of this Partnership, sufficient information to permit such Partner to prepare its tax returns with respect to the prior Fiscal Year.

            (b) The General Partner shall provide an accounting firm selected by the General Partner (the "Partnership Accountant") with all information available to the General Partner required to complete the Partnership's annual audited financial statements and the Partnership's tax returns within one hundred and twenty (120) days after the end of its fiscal year. Such financial statements shall be prepared on a federal income tax basis and on a GAAP basis.

      8.06. Bank Accounts; Temporary Investments. All receipts, funds and income of the Partnership shall be deposited in the name of the Partnership in such bank account or accounts of a commercial bank, savings and loan association or other financial institution as the General Partner from time to time shall determine. Withdrawals from said banks shall be made on the signature of such Persons designated by the General Partner, and there shall be no commingling of the moneys and funds of the Partnership with moneys and funds of any other entity or Person. Notwithstanding the foregoing, the General Partner on behalf of the Partnership shall be authorized to invest Partnership funds not needed for Partnership purposes temporarily in United States Treasury obligations, money market funds, certificates of deposit, bankers' acceptances, or any other similar money market instruments or funds (including those issued or managed by an

Affiliate of a Partner) and such other similar money market instruments or funds and such other short term investments as the General Partner shall select.

      8.07. Tax Elections.

            (a) The General Partner shall at all times constitute, and have full powers and responsibilities as, the "tax matters partner" of the Partnership for purposes of Section 6231(a)(7) of the Code. At the General Partner's sole discretion, the General Partner may cause the Partnership to make or refrain from making any and all elections permitted by the Code and the Regulations and any other tax election including, without limitation, elections relating to methods of depreciation; provided that such elections do not have a material adverse impact on the Class B Limited Partner.

            (b) Decisions of the Partnership with respect to all audits relating solely to the Partnership shall require only the approval of the General Partner. All expenses (i) incurred in connection with any audit, investigation, settlement or review of the Partnership and (ii) of the tax matters partner shall be borne by the Partnership.

            (c) The General Partner shall not have full authority to extend the statute of limitations and to control any tax audit or other proceeding on behalf of the Partnership without the prior written consent of the other Partners, and the other Partners shall not be bound by any settlements entered into by the General Partner with any governmental authority pertaining to taxes, unless the General Partner shall have obtained the prior written consent of the other Partners with respect to such settlements. All expenses (a) incurred in connection with any audit, investigation, settlement or review of the Partnership and (b) of the General Partner in connection with its service as tax matters partner shall be borne by the Partnership.

      8.08. Separateness. The Partnership shall (i) observe all partnership formalities, including the maintenance of current minute books, (ii) maintain its own separate and distinct books of account, bank accounts, and partnership records, (iii) cause its financial statements to be prepared in accordance with generally accepted accounting principles in a manner that indicates the separate existence of the Partnership and its assets and liabilities, (iv) pay all its liabilities out of its own funds, (v) in all dealings with the public, identify itself, and conduct its business and hold all of its own assets in its own name and as a separate and distinct entity, (vi) independently make decisions with respect to its business and daily operations, (vii) maintain commercially reasonable relationships with its Affiliates, (viii) pay the salaries of its own employees, (ix) allocate fairly and reasonably any overhead for shared office space, (x) use separate stationery, invoices and checks, (xi) at all times remain solvent, (xii) file its own tax return, (xiii) maintain adequate capital sufficient to carry out these enumerated covenants and conduct its business as described therein, (xiv) correct any known misunderstandings regarding its separate identity, and (xv) not identify itself as a division of any other entity.

      8.09. No Commingling. The Partnership shall not (i) commingle its assets with those of, or pledge its assets for the benefit of, any other person other than the pledge of its assets pursuant to the First Mortgage Loan, (ii) assume, guarantee or become obligated, or hold out its credit as being available to satisfy, the debts, liabilities or obligations of any other person, (iii) except for the payment of a management fee to Jamestown 1290 Management, L.P., a Delaware limited partnership and a 99.999% subsidiary of the Partnership ("Jamestown Management"), pursuant to the terms of the Management Agreement, acquire obligations or securities of, or make loans or advances to, any Affiliates, (iv) incur any indebtedness except in accordance with the Mortgage or as permitted under Section 1.04 hereof, (v) buy or hold evidences of indebtedness issued by others, or (vi) except for Jamestown Management, hold, form or acquire any subsidiaries.

                                   SECTION IX
                     ASSIGNABILITY OF PARTNERSHIP INTERESTS

      9.01. Restrictions on Transfer or Assignment of Partnership Interests.

            (a) Except as specifically provided in this Section IX, no Partner shall, directly or indirectly, sell, transfer, assign or otherwise dispose of (collectively, "Transfer") all or any portion of its Partnership Interest or permit or suffer such a Transfer or contract to do so without the written consent of the other Partners, which consent may not unreasonably be withheld so long as the proposed transferee is an entity of comparable or better reputation, capacity and quality, and the right of first refusal provisions contained in
Section 9.01(c) have been complied with. Notwithstanding anything appearing in this Section 9.01 to the contrary, each Partner shall be entitled to Transfer all or any portion of its Partnership Interest (or the proceeds thereof) to any Person so long as following such Transfer such Partner continues to be Controlled by an Eligible Affiliate of such Partner. As used herein, "Eligible Affiliate" means: (i) with respect to AP-1290, Apollo Real Estate Advisors, L.P. ("AREA") or any Person Controlled by AREA ("AREA Affiliate"), so long as some combination of the following persons shall Control AREA or the AREA Affiliate:
William Mack, Lee Neibart, John Jacobsson, Andrew Cohen and/or Stuart Koenig, provided, that if any of the foregoing persons shall individually cease to be a member, director, partner, officer and/or employee of AREA or the AREA Affiliate (whether by death, resignation or otherwise), then, some combination of the remaining persons shall Control AREA or the AREA Affiliate; and (ii) with respect to the Jamestown Entities, any Person Controlled by at least one or more of the following individuals: Christoph A. Kahl and Stephen J. Zoukis. For purposes of this Section 9.01, any Transfer of a direct or indirect ownership interest in either Partner (including any ownership interest in any partner or member of such Partner) shall be deemed to constitute a transfer of the Partnership Interest of such Partner if, following such Transfer, such Partner would no longer be Controlled by an "Eligible Affiliate" of such Partner.

            (b) Any purported Transfer in violation of this Section IX shall be void ab initio, and shall not bind the Partnership, and the Partner making such purported Transfer shall indemnify and hold the Partnership and the other Partners harmless from and against any federal, state or local income taxes, or transfer taxes, including without limitation, transfer gain taxes, arising as a result of, or caused directly or indirectly by, such purported Transfer. The giving of any consent to a Transfer in any one or more instances shall not limit or waive the need for such consent in any other or subsequent instances. Notwithstanding the foregoing, unless a transferee is admitted as a substitute Partner to the Partnership in accordance with the provisions of

Section 9.01(d) hereof, the transferor shall not be relieved of any liability hereunder, and the transferee shall not be entitled to any of the rights granted to a Partner hereunder, including, without limitation, the right to receive all or part of the share of the income, gain, losses or cash distributions to which its transferor would otherwise be entitled.

            (c) Except as set forth in Section 7 and Section 9.01(a) with respect to Transfers to Partners Controlled by Eligible Affiliates, no Partner may Transfer its Partnership Interest without first complying with the provisions of this Section 9.01(c). Before any Partnership Interest can be transferred, the Partner proposing such a Transfer (hereinafter referred to as the "Offering Partner") must first offer to transfer its Partnership Interest to the other Partners (hereinafter referred to as the "Offeree Partners"). The offer must be in writing and must designate the proposed sale price and the identity of the proposed purchaser and must include a description of the Partnership Interest being offered for sale and the proposed terms of payment. Within 30 days after receiving the offer, each Offeree Partner shall notify the Offering Partner in writing whether it accepts the offer. If an Offeree Partner fails to give the Offering Partner such notice within such 30-day period, then the Offeree Partner shall be deemed to have rejected the offer. Following an Offeree Partner's timely acceptance of an offer, the Offering Partner shall be obligated to sell, and the Offeree Partner shall be obligated to purchase, the Partnership Interest which was offered for sale at the price and on the terms set forth in the offer, within 90 days of such acceptance. Upon notice by the Offeree Partners of their intention not to accept the offer or the failure of the Offeree Partners timely to accept within the aforesaid 30-day period, the Offering Partner shall have a period of 180 days within which to transfer its Partnership Interest to one Person at a price no less than that specified in the offer and upon terms no more favorable to the purchaser than those set forth in the offer, subject to the conditions contained in the balance of this Section 9.01, which apply to all transfers.

            (d) A permitted transferee of the Partnership Interest of a Partner shall become a substitute Partner entitled to all the rights, and subject to all of the obligations and restrictions, of such Partners if, and only if:

                  (i) the transferors give the transferee such right;

                  (ii) the transferors or transferee pay to the Partnership all costs and expenses incurred in connection with such substitution;

                  (iii) the transferee executes and delivers such instruments, in form and substance satisfactory to the General Partner, as it may deem necessary or desirable to effect such substitution and to confirm the agreement of the transferee to be bound by all of the terms and provisions of this Agreement, and the restrictions against transfer set forth in this Section IX;

                  (iv) the transferee executes and delivers a statement that it is acquiring the Partnership Interests for its own account for investment and not with a view to the resale or distribution thereof and that it will only Transfer the acquired

            Partnership Interests (subject to the terms of this Section IX) to a Person who so similarly represents and warrants;

                  (v) if required by the General Partner, the Partnership
            receives the written opinion of responsible counsel (who may be counsel to the Partnership), in form and substance satisfactory to the General Partner, that such Transfer does not violate federal or state securities laws or any representation or warranty of such transferring Partners given in connection with the acquisition of their Partnership Interests; and

                  (vi) if required by the General Partner, counsel to the
            Partnership delivers to the Partnership an opinion in writing that such Transfer (A) will not result in a termination of the Partnership under Section 708 of the Code; (B) will not cause the Partnership to lose its characterization as a partnership for United States federal income tax purposes; and (C) will not cause the Partnership to become subject to the Investment Company Act of 1940, as amended.

            (e) Upon the Transfer of all of the Partnership Interest by a Partner as hereinabove provided, the income, loss, gain, deduction and credit attributable to the interest so transferred shall be allocated between the transferor and transferee based upon the number of days during the applicable fiscal year of the Partnership that the interest so transferred was held by each of them, without regard to the results of Partnership activities during the period in which each was the holder; provided, however, that the General Partner shall at the request and expense of the transferring Partners, cause an interim closing of the Partnership's books as of the effective date of Transfer for purposes of allocating such items between the transferors and transferee.

            The Partnership shall be entitled to treat the record owner of any Partnership Interest as the absolute owner thereof, and shall incur no liability for distributions of cash or other property or allocations of income, gain, loss, deduction or credit made in good faith to such owner until such time as a written assignment of such Partnership Interest has been received, accepted and recorded on the books of the Company.

            (f) Notwithstanding anything contained in this Agreement to the contrary, no Transfer of a direct or indirect ownership interest of the Partnership shall be made such that the transferee possesses in the aggregate, with the interests of all its Affiliates and family members, more than a 49% interest in the Partnership, unless either (x) until the First Mortgage Loan shall have been discharged, or the lien of the Mortgage shall have been released
(i) the Lender consents, (ii) a new non-consolidation opinion is provided to the Lender and the applicable rating agencies, and (iii) the applicable rating agencies confirm that the transfer will not result in a qualification, withdrawal or downgrade of any securities rating, and (y) after clause (x) above ceases to apply (i) the holder(s) of any mortgage(s) which encumber the Property, or any material portion thereof consent to the extent required under such mortgage(s), (ii) to the extent required under any such mortgage(s), a new non-consolidation opinion is provided to the applicable mortgagee(s) and the applicable rating agencies, and (iii) to the extent required under any such mortgage(s), the applicable rating agencies confirm that the transfer will not result in a qualification, withdrawal or downgrade of any securities rating; provided, however, that unless the Lender or such mortgage(s), as the case may be, have a consent right under the applicable loan documents and refuse to consent to such Transfer, Jamestown Partners shall have the right to Transfer all or any part of its Partnership Interest to a nominee, who will hold such Partnership Interest as nominee for Jamestown Partners, and said nominee shall have the right to Transfer all or any part of such Partnership Interest to Jamestown Partners, without complying with any of the provisions of this Section IX.

      9.02 [INTENTIONALLY OMITTED]

      9.03 Events of Withdrawal of a Partner. In the Event of Withdrawal of any Partner other than a voluntary withdrawal (the "Withdrawing Partner"), the legal representative of the Withdrawing Partner shall have such power as the Withdrawing Partner possessed to constitute a successor as an assignee of its Partnership Interest and to join with such assignee in making application to substitute such assignee as a Partner. Such legal representative shall succeed to the rights of the Withdrawing Partner to receive distributions from the Partnership and allocations of income, gain, loss, deduction and credit; provided, however, that such legal representative shall not have the right to become a substitute Partner in the place of the Withdrawing Partner unless the conditions of Section 9.01(b) hereof are first satisfied.

      9.04 Removal of General Partner. (a) The General Partner may be removed as a general partner of the Partnership by (A) the Class B Limited Partner if, in connection with the furtherance of its obligations and duties as the General Partner, the General Partner shall have been liable or guilty of any of the following actions: (i) embezzlement, (ii) fraud, (iii) willful misconduct, and
(iv) criminal conviction, or (B) by the vote of Partners holding at least a majority of Percentage Interests.

            (b) Prior to or simultaneously with the removal of the General Partner by the Class B Limited Partner upon the occurrence of any of the foregoing events described above in subclause (A), the Class B Limited Partner shall notify the Class A Limited Partner, on behalf of the limited partners of the Class A Limited Partner, in writing of the name of the Class B Limited Partner's proposed replacement General Partner.

            (c) If the General Partner is removed by the Class A Limited Partner, the Class A Limited Partner shall have the right to appoint a replacement General Partner reasonably acceptable to the Class B Limited Partner.

            (d) If the newly appointed General Partner proposed by the Class A Limited Partner or the Class B Limited Partner, as the case may be, shall not be reasonably acceptable to other Limited Partner, the Class A Limited Partner or the Class B Limited Partner, as the case may be, shall so notify the other Limited Partner in writing, and the Class A Limited Partners or the Class B Limited Partner, as the case may be, and the other Limited Partner shall cooperate in appointing a new General Partner.

            (e) Upon any removal of the General Partner as herein provided, the removed General Partner's future liability, obligations, and duties as a general partner of the Partnership shall immediately cease, and the Partnership shall indemnify and hold the removed General Partner harmless from and against any and all losses, costs, claims, and damages arising from or relating to any action or omissions of the Partnership from and after such removal of the General Partner.

            (f) Notwithstanding anything contained herein to the contrary, if the General Partner withdraws or is removed, so long as the Mortgage is outstanding, a new general partner meeting the requirements of Section 6.06 as a single-purpose general partner shall be appointed, and the Partnership shall not be dissolved but shall continue. Upon the appointment of a new General Partner pursuant hereto, a new non-consolidation opinion shall be delivered to the Lender and the applicable rating agencies and confirmation shall be obtained from the applicable rating agencies that the addition of the new General Partner shall not result in a qualification, withdrawal or downgrade of any securities rating.

                                    SECTION X
                           DISSOLUTION AND TERMINATION

      10.01. Events of Dissolution.

            (a) The Partnership shall be dissolved upon the earliest to occur of the following:

                  (i) on a date mutually agreed upon by the Partners;

                  (ii) the sale by the Partnership of all or substantially all of its assets (unless the General Partner shall elect to continue the existence of the Partnership pending collection of the deferred balance of any sales proceeds);

                  (iii) December 31, 2022; or

                  (iv) In the event of the removal of the General Partner in accordance with Section 9.04 hereof, unless, within ninety (90) days following the occurrence of such event, a replacement General Partner is named in accordance with Section 9.04 hereof.

      10.02. Winding-Up, Liquidation and Distribution of Assets.

            (a) Upon dissolution of the Partnership, an accounting shall be made by the Partnership Accountant of the accounts of the Partnership and of the Partnership's assets, liabilities and operations, from the date of the immediately preceding accounting until the date of dissolution. The General Partner shall immediately proceed to wind up the affairs of the Partnership.

            (b) If the Partnership is dissolved and its affairs are to be wound up, the General Partner shall:

                  (i) sell or otherwise liquidate all of the Partnership's
            assets as promptly as practicable;

                  (ii) allocate any profit or loss resulting from such sales to the Partner's Capital Accounts in accordance with Section IV hereof;

                  (iii) discharge all liabilities of the Partnership, including, without limitation, liabilities to Partners who are creditors, to the extent otherwise permitted by law, other than liabilities to Partners for distributions, and establish such reserves as may be reasonably necessary to provide for contingent liabilities of the Partnership (for purposes of determining the Capital Accounts of Partners, the amounts of such reserves shall be deemed to be an expense of the Partnership); and

                  (iv) distribute the remaining assets as follows:

                        (x) after giving effect to Section 10.02(b)(ii), to the
                  Partners in accordance with their respective Capital Account balances; and

                        (y) if any assets of the Partnership are to be
                  distributed in kind, the net fair market value of such assets as of the date of dissolution shall be determined by independent appraisal or by agreement of the Partners. Such assets shall be deemed to have been sold as of the date of dissolution for their fair market value, and the Capital Accounts of the Partners shall be adjusted pursuant to Section IV hereof to reflect such deemed sale.

            (c) Upon completion of the winding-up, liquidation and distribution of the assets, the Partnership shall be deemed terminated.

            (d) The General Partner shall comply with any applicable requirements of applicable law pertaining to the winding-up of the affairs of the Partnership and the final distribution of its assets.

      10.03 Rights of Mortgagee. Upon dissolution of the Partnership, the mortgagee under the Mortgage or its successors or assigns shall have the independent ability (i) to retain the collateral securing the obligations under the Mortgage (the "Collateral") and (ii) to continue to pay the scheduled debt service under the Mortgage or liquidate the Collateral in the event that the proceeds from the sale of the Collateral would be insufficient to repay the obligations under the Mortgage.

      10.04. Articles of Dissolution. When all debts, liabilities and obligations of the Partnership have been paid and discharged or adequate provisions have been made therefor and all of the remaining property and assets of the Partnership have been distributed, articles of dissolution as required by the Act shall be executed and filed by the General Partner with the Delaware Secretary of State.

      10.04. Effect of Filing of Articles of Dissolution. Upon the filing of articles of dissolution with the Delaware Secretary of State, the existence of the Partnership shall cease, except for the purpose of suits, other proceedings and appropriate action as provided in the Act. The General Partner shall have the authority to distribute any Partnership property discovered after dissolution, to convey real estate and to take such other action as may be necessary on behalf of and in the name of the Partnership.

      10.05. Return of Contribution Nonrecourse to Other Partners. Except as provided by law or as expressly provided in this Agreement, upon dissolution, each Partner shall look solely to the assets of the Partnership for the return of its capital contributions. If the Partnership property remaining after the payment or discharge of the debts and liabilities of the Partnership is insufficient to return the capital contributions of one or more Partners, such Partner or Partners shall have no recourse against any other Partner.

      10.06 Termination of Agreement. If the Purchase Agreement is terminated and/or the transactions contemplated thereby are not consummated, then this Agreement shall terminate automatically and without any action on the part of any Partner, and no party hereto shall have any further rights or obligations hereunder other than those which are expressly provided to survive the termination hereof. Notwithstanding anything contained herein to the contrary, in the event the Break Up Fee (as defined in the Purchase Agreement) is paid to the Partnership as a result of the termination of the Partnership Agreement, the Break Up Fee shall be applied first to reimburse Jamestown Partners for costs, fees and expenses incurred by it and its affiliates in connection with the Purchase Agreement and the transactions contemplated thereby, this Partnership Agreement, and the proposed or actual syndication of interests in one or more entities owning interests, directly or indirectly, in Jamestown Partners, including, without limitation, expenses incurred in connection with its due diligence investigation of the Property, legal and accounting fees and expenses incurred by it, the Deposit (as defined in the Purchase Agreement), fees and expenses incurred in connection with applications for the First Mortgage Loan and any other financing sought or obtained by Jamestown Partners or any of its affiliates in connection with its investment in the Property, costs incurred in the preparation of syndication materials by Jamestown Partners and any of its affiliates, and sales commissions paid or owed in connection with its syndication efforts. The balance remaining after such reimbursement shall be distributed 77.207% to the General Partner and the Class A Limited Partner, pari passu, and 22.793% to the Class B Limited Partner.

                                   SECTION XI
                              FIRST MORTGAGE LOAN

      Concurrently with the closing of the transactions contemplated by the Purchase Agreement, a loan (the "First Mortgage Loan") will be made to the Partnership by the Lender, which First Mortgage Loan will be secured by the a Mortgage on the Property, on the terms contained in that certain Term Sheet dated as of May 1, 2002 from Lender to JAMESTOWN, as such Term Sheet may be amended or supplemented from time to time (the "First Mortgage Loan

Term Sheet").

                                   SECTION XII
                                  MISCELLANEOUS

      12.01. Notices. Any and all notices, requests, consents, waivers or demands permitted or required to be made under this Agreement shall be in writing, signed by the Partner giving such notice, request, consent, waiver or demand and shall be delivered (i) personally, (ii) by overnight mail, or (iii) by registered or certified mail, return receipt requested. All such notices, requests, consents, waivers or demands shall be deemed delivered, as applicable:

            (a) on the first business day on or after the date of the personal delivery;

            (b) on the first business day on or after the date of the signed receipt for certified or registered mail; or

            (c) on the next business day for overnight mail.

Notices directed to a Partner shall be delivered to the parties at the address as set forth below, or at such other address as may be supplied by written notice given in conformity with the terms of this Section 12.01:

            If to AP-1290, to:

            AP-1290 LLC
            c/o Apollo Real Estate Advisors, L.P.
            1301 Avenue of Americas
            38th Floor
            New York, New York 10022
            Attention: John R.S. Jacobsson

            with a copy to (which shall not constitute notice):

            Akin, Gump, Strauss, Hauer & Feld, L.L.P.
            590 Madison Avenue
            New York, NY 10019
            Attention: Louis Vitali
            Fax: (212) 872-1002

            If to Jamestown Partners or JT CORP, to:

            Jamestown
            Two Paces West, Suite 1600
            2727 Paces Ferry Road
            Atlanta, Georgia 30339
            Attention: Stephen J. Zoukis and Matt Bronfman with a copy to (which shall not constitute notice):

            Holland & Knight LLP
            1201 W. Peachtree Street, NE
            Suite 2000
            Atlanta, GA 30309
            Attention: A. Summey Orr III, Esq.

            with a copy to (which shall not constitute notice):

            King and Spalding LLP
            191 Peachtree Street
            Atlanta, GA 30303
            Attn: William B. Fryer, Esq.

      Any counsel designated above or any replacement counsel which may be designated respectively by any Partner or such counsel by written notice to the other parties is hereby authorized to give notices hereunder on behalf of its respective client.

      12.02. Successors and Assigns. Subject to the restrictions on Transfers set forth herein, this Agreement and each and every provision hereof shall be binding upon and shall inure to the benefit of the Partners, their respective successors, successors-in-title, heirs and assigns, and each and every successor-in-interest to any Partner, whether such successor acquires such interest by way of gift, purchase, foreclosure, or by any other method, shall hold such interest subject to all of the terms and provisions of this Agreement.

      12.03. Governing Law; Choice of Forum.

            (a) This Agreement and the rights of the parties hereunder shall be governed by and interpreted in accordance with the internal laws of the State of Delaware, without reference to the rules regarding conflict or choice of laws of such State.

            (b) Each Partner hereby irrevocably and unconditionally (i) submits itself and its property, solely for the purposes of any legal action or proceeding relating to this Agreement or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive jurisdiction of the Supreme Court of the State of New York, New York County, the courts of the United States of America for the Southern District of New York, and appellate courts thereof (collectively, the "New York Courts"), (ii) consents to the bringing of any such action or proceeding in an inconvenient court, and agrees not to plead or otherwise assert the same, (iii) agrees to service upon it or him of any and all process in any such action or proceeding at the address set forth in Section
12.01 hereof, (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law, and (v) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The parties hereto agree that any legal action or proceeding relating to this Agreement shall be brought in the New York Courts or the Delaware Court of Chancery only; provided, however, that if any Partner breaches or seeks to resist any term, covenant or condition set forth in this Section 12.03(b) the other Partners shall not be bound by the limitations of this sentence with respect to such Partner's breaching or seeking to resist any term, covenant or condition of this Section 12.03(b).

      12.04. No Waiver. The failure of any Partner to insist upon strict performance of a covenant hereunder or of any obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such Partner's right to demand strict compliance in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation hereunder, shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder.

      12.05. Entire Agreement. This Agreement together with the Exhibits and Schedules hereto represents the entire agreement of the parties with respect to the subject matter hereof and supersedes any and all prior agreements, writings or understandings between the parties with respect to the subject matter hereof. Except as otherwise expressly provided herein, no amendment or modification to this Agreement shall be binding unless same shall be in writing and signed by the Person against whom enforcement is sought.

      12.06. Captions. Titles or captions of Sections contained in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

      12.07. Counterparts. This Agreement may be executed in several counterparts, all of which together shall for all purposes constitute one Agreement, binding on all the Partners and the Partnership notwithstanding that all the Partners and the Partnership have not signed the same counterpart.

      12.08. Waivers. Except as otherwise expressly provided herein, each Partner irrevocably waives during the term of the Partnership any right that it may have:

            (a) To cause the Partnership or any of its assets to be partitioned;

            (b) To cause the appointment of a receiver for all or any portion of the assets of the Partnership;

            (c) To compel any sale of all or any portion of the assets of the Partnership pursuant to applicable law; or

            (d) To file a complaint, or to institute any proceeding at law or in equity, or to cause the termination, dissolution or liquidation of the Partnership.

      12.09. Interpretation.

            (a) The singular includes the plural and the plural includes the singular.

            (b) The word "or" is not exclusive and the word "including" is not limiting.

            (c) References to a law include any rule or regulation issued under the law and any amendment to the law, rule or regulation.

            (d) References (without specification of a different document) to an Article, Section, Exhibit or Schedule mean an Article, Section, Exhibit or Schedule contained in or attached to this Agreement.

            (e) References to any decision making authority of the General Partner or a Limited Partner in this Agreement shall, unless expressly provided to the contrary, be deemed to authorize it to make such decisions in its sole and absolute discretion.

            (f) This Agreement will be interpreted and enforced in accordance with its provisions and without the aid of any custom or rule of law requiring or suggesting construction against the party drafting or causing the drafting of the provisions in question.

      12.10. Further Assurances. Each party covenants and agrees that it will at any time and from time to time do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, documents and instruments as may reasonably be required by the parties hereto in order to carry out and effectuate fully the transactions herein contemplated in accordance with this Agreement; provided, however, no party shall be obligated to provide any further assurance that would materially increase the liabilities or obligations of such party hereunder or materially reduce the rights and benefits of such party hereunder.

      12.11. Right to Specific Performance. The failure or refusal by a Partner to comply with any or all of the provisions of this Agreement shall entitle the other Partners to specific performance of the terms, covenants and conditions of this Agreement or any part hereof in addition to any and all other remedies available to such Partners at law or in equity.

      12.12. Relationship of Parties. The relationships between the parties hereto shall be that of a limited partnership, for the sole and limited purpose of carrying on the business of the Partnership. Except insofar as otherwise provided for in this Agreement, nothing herein shall be deemed to create an agency, partnership, limited liability company or other agreement, understanding or arrangement between the Partners for the carrying on of business outside the scope of this Agreement, nor shall any Partner have the ability to act as agent for any other Partner.

      12.13. No Third Party Rights. Except as expressly provided herein or in the Act, this Agreement is for the sole benefit of the Partners and their respective permitted successors and assignees, and shall not confer directly, indirectly, contingently, or otherwise, any rights or benefits on any person or party other than Partners and their permitted successors and assigns.

      12.14. Usury. If any rate of interest or other charge otherwise payable under this Agreement shall at any time exceed the maximum amount chargeable by applicable law, then the applicable rate of interest shall be the maximum rate permitted by applicable law.

      12.15. Attorneys' Fees; Waiver of Jury Trial.

            (1) In the event of any litigation between the Partners to enforce or interpret any provision or right hereunder, the unsuccessful party to such litigation covenants and agrees to pay the successful party all costs and expenses reasonably incurred, including, without limitation, reasonable attorneys' fees and disbursements, it being understood and agreed that the determination of the "successful party" shall be included in the matters which are the subject of such litigation.

            (2) EACH PARTNER HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES AGAINST THE OTHER IN CONNECTION WITH ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE RELATIONSHIP OF THE PARTNERS OR ANY CLAIM OF INJURY OR DAMAGE RELATING TO ANY OF THE FOREGOING, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY STATUTE WITH RESPECT THERETO.

      12.16. Incorporation of Exhibits and Appendices. All exhibits, schedules and appendices attached and referred to in this Agreement are hereby incorporated herein as if fully set forth in this Agreement.

      12.17. Exculpation. Except as otherwise expressly provided to the contrary herein, none of the Partners, nor any direct or indirect partner, shareholder, member, manager, owner, officer, director, trustee or employee in or of any Partner (collectively, the "Nonrecourse Parties") shall be personally liable in any manner or to any extent under or in connection with this Agreement, and neither any Partner nor the Partnership shall have any recourse to any assets of a Nonrecourse Party other than such party's Partnership Interest to satisfy any liability, judgment or claim that may be obtained or made against any such Nonrecourse Party under this Agreement; except that the foregoing shall not apply in the event of the gross negligence, bad faith and/or willful misconduct of such Nonrecourse Party. The limitation of liability provided in this Section
12.17 is in addition to, and not in limitation of, any limitation on liability applicable to a Nonrecourse Party provided by law or by this Agreement or any other contract, agreement or instrument.

      12.18. Partner Estoppel Certificates. Upon the written request of a Partner, the other Partners shall, within fifteen (15) days of its receipt of such request, execute and deliver a written statement certifying: (A) that this Agreement is unmodified and in full force and effect (or, if modified, that this Agreement is in full force and effect as modified and stating any and all modifications), (B) that such Partner is not in default hereunder, in each case except as specified in such statement, (C) that to the actual knowledge of the certifying Partner, no event has occurred which with the passage of time or the giving of notice, or both, would ripen into a default hereunder, except as specified in such statement, and (D) as to the then current balances of the certifying Partner's accounts provided for herein. Such written statement may be relied upon by a Partner's prospective purchasers, investors or lenders.

      12.19. Construction. The Partners have each been represented by counsel of their respective choice in connection with this Agreement, the terms of which have been fully and fairly negotiated. The language in all parts of this Agreement shall in all cases be construed simply according to the fair meaning thereof and not strictly against the party which drafted such language.

      12.20. Representations and Warranties. Each Partner hereby represents, warrants and covenants to the other Partners (and each Person admitted to the Partnership shall represent, warrant and covenant as a condition to its admission) as follows:

            (a) It is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, with all requisite power and authority to enter into and perform this Agreement.

            (b) This Agreement has been duly authorized, executed and delivered by such Partner and constitutes the legal, valid and binding obligation of such Partner, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally.

            (c) No consents or approvals are required from any governmental authority or other Person for such Partner to enter into this Agreement and form the Partnership. All limited liability company, corporate or partnership action on the part of such Partner necessary for the authorization, execution and delivery of this Agreement, and the consummation of the transactions contemplation hereby, have been duly taken.

            (d) Neither the execution and delivery of this Agreement by such Partner, nor the consummation of the transactions contemplated hereby, conflict with or contravene the provisions of its organizational documents or any agreement or instrument by which it or its properties are bound, or any law, rule, regulation, order or decree to which it or its properties are subject.

            (e) On behalf of itself and each assignee or transferee of it, that such Partner is acquiring its Partnership Interest for its own account for investment and not with a view to the distribution or resale thereof, or with the present intention of distributing or reselling such interest, and that it will not transfer or attempt to transfer its Partnership Interest in violation of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any other applicable federal, state or local securities law. Nothing herein shall be construed to create or impose on the Partnership or any Partner an obligation to register any transfer of any Partnership Interest or any portion thereof.

      12.21. Broker. Each Partner represents and warrants to the other Partners that there are no agent or broker commissions or fees payable in connection with this Agreement and/or the Purchase Agreement. Each Partner covenants and agrees to pay, indemnify, defend and hold the other Partners harmless from and against any and all losses, costs, liabilities, claims, damages or expenses (including, without limitation, reasonable attorneys' fees and expense) arising out of its breach of the representation and warranty set forth in the immediately preceding sentence. The obligations of each Partner under this Section 12.21 shall survive the expiration or termination of this Agreement.

      IN WITNESS WHEREOF, the parties hereto hereby execute this Amended and Restated Agreement of Limited Partnership of JAMESTOWN 1290, L.P.

                                      AP-1290 PARTNERS LLC

                                      By:_______________________________________
                                      John R.S. Jacobsson, Authorized Officer


                                      JT 1290 CORP.

                                      By:_______________________________________
                                              Stephen J. Zoukis, President


                                      JAMESTOWN 1290 PARTNERS

                                      by JAMESTOWN 23 Classic, L.P., a
                                      Georgia limited partnership, one of
                                      its general partners, by JAMESTOWN
                                      23 Investment Services, L.P., a
                                      Georgia limited partnership, its
                                      sole general partner, by JAMESTOWN
                                      Corporation, a Georgia corporation,
                                      its sole general partner

                                      By:_______________________________________
                                             Stephen J. Zoukis, President


                                      by JAMESTOWN 23 kompakt, L.P., a
                                      Georgia limited partnership, one of
                                      its general partners, by JAMESTOWN
                                      23 Investment Services, L.P., a
                                      Georgia limited partnership, its
                                      sole general partner, by JAMESTOWN
                                      Corporation, a Georgia corporation,
                                      its sole general partner

                                      By:_______________________________________
                                            Stephen J. Zoukis, President
                                      by JAMESTOWN 23 US, LLC, a Georgia
                                      limited liability company, one of
                                      its general partners, by JAMESTOWN
                                      23 Investment Services, L.P., a
                                      Georgia limited partnership, its
                                      manager, by JAMESTOWN Corporation, a
                                      Georgia corporation, its sole
                                      general partner

                                      By:_______________________________________
                                            Stephen J. Zoukis, President


                                      by JAMESTOWN 23 Netherlands, L.P., a
                                      Georgia limited partnership, one of
                                      its general partners, by JAMESTOWN
                                      23 Investment Services, L.P., a
                                      Georgia limited partnership, its
                                      sole general partner, by JAMESTOWN
                                      Corporation, a Georgia corporation,
                                      its sole general partner

                                      By:_______________________________________
                                            Stephen J. Zoukis, President

                                   Schedule A

                               Description of Land

                                 (See attached)

                                   Schedule B

     Year in Which Capital Event Occurs              Capital Event Additional
   From the Sale Closing Date through the               Distribution Amount
             Year 5 Anniversary                                    000
                   Year 6                                   11,221,398
                   Year 7                                   23,182,411
                   Year 8                                   35,931,788
                   Year 9                                   49,521,490
                  Year 10                                   64,006,904
                  Year 11                                   79,447,069
                  Year 12                                   95,904,912
                  Year 13                                  113,447,509
                  Year 14                                  132,146,359
                  Year 15                                  152,077,670
                  Year 16                                  173,322,677
                  Year 17                                  195,967,965
                  Year 18                                  220,105,830
                  Year 19                                  245,834,648
                  Year 20                                  273,259,281
                  Year 21                                  302,491,502
                  Year 22                                  333,650,452
                  Year 23                                  366,863,122
                  Year 24                                  402,264,877
           Year 25 and thereafter                          440,000,000

                                   Schedule C

                           Designated Representatives

Class A Limited Partner                               Class B Limited Partner
-----------------------                               -----------------------

Stephen J. Zoukis                                     Lee S. Neibart
Matt M. Bronfman                                      John R.S. Jacobsson
                                                      Andrew S. Cohen

                                   Schedule D

       Initial Capital, Percentage Interests and Capital Account Balances


                       Initial Capital             Capital Account
Name                   Under Section 3.01(a)(I)    Balances            Percentage Interests
----                   ------------------------    --------            --------------------
Jamestown Partners     $266,374,900                $266,374,900          77.21%

AP-1290                $ 78,625,000                $ 78,625,000          22.79%

JT Corp.               $        100                $        100        00.0001%

                              AMENDED AND RESTATED

                                  AGREEMENT OF

                               LIMITED PARTNERSHIP

                                       OF

                              JAMESTOWN 1290, L.P.


                                     53